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                          GRUPO IUSACELL, S.A. DE C.V.


                                       AND


                    LAW DEBENTURE TRUST COMPANY OF NEW YORK,

                                   as TRUSTEE


                        10% SENIOR SECURED NOTES DUE 2013


                                    INDENTURE


                            Dated as of June[o], 2007


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

                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

 Section 1.1.   Definitions....................................................1

 Section 1.2.   Incorporation by Reference of Trust Indenture Act.............15

 Section 1.3.   Rules of Construction.........................................15

                                   ARTICLE II
                                    THE NOTES

 Section 2.1.   Form and Dating...............................................15

 Section 2.2.   Execution and Authentication..................................16

 Section 2.3.   Registrar and Paying Agent....................................17

 Section 2.4.   Paying Agent to Hold Money in Trust...........................17

 Section 2.5.   Holder Lists..................................................17

 Section 2.6.   Global Note Provisions........................................17

 Section 2.7.   Legends.......................................................18

 Section 2.8.   Transfer and Exchange.........................................18

 Section 2.9.   Mutilated, Destroyed, Lost or Stolen Notes....................20

 Section 2.10.  Temporary Notes...............................................20

 Section 2.11.  Cancellation..................................................21

 Section 2.12.  Defaulted Interest............................................21

                                   ARTICLE III
                                    COVENANTS

 Section 3.1.   Payment of Notes..............................................22

 Section 3.2.   Maintenance of Office or Agency...............................22

 Section 3.3.   Conduct of Business and Corporate Existence...................22

 Section 3.4.   Payment of Taxes and Other Claims.............................23

 Section 3.5.   Reports to Holders and Compliance Certificate.................23

 Section 3.6.   Maintenance of Books and Records..............................24

 Section 3.7.   Limitation on Incurrence of Additional Indebtedness...........24

 Section 3.8.   Limitation on Restricted Payments.............................24

 Section 3.9.   Limitation on Restricted Sales................................24

 Section 3.10.  Limitation on Equity Issuances................................25

 Section 3.11.  Limitation on Liens...........................................25

 Section 3.12.  Limitation on Transactions with Affiliates....................25

 Section 3.13.  Payment of Additional Amounts.................................26

 Section 3.14.  Change of Control.............................................27

 Section 3.15.  Further Instruments and Acts..................................29

 Section 3.16.  Waiver of Stay, Extension or Usury Laws.......................29

                                   ARTICLE IV
                                SURVIVING ENTITY

 Section 4.1.   Merger, Consolidation and Sale of Assets......................29

                                    ARTICLE V
                    REDEMPTION AND MARKET PURCHASES OF NOTES

 Section 5.1.   Optional Redemption...........................................30

 Section 5.2.   Election to Redeem............................................31

 Section 5.3.   Notice of Redemption..........................................31

 Section 5.4.   Selection of Notes to Be Redeemed in Part.....................32

 Section 5.5.   Deposit of Redemption Price...................................32

 Section 5.6.   Notes Payable on Redemption Date..............................32

 Section 5.7.   Unredeemed Portions of Partially Redeemed Note................32

 Section 5.8.   Market Purchases..............................................32

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

 Section 6.1.   Triggering Events.............................................33

 Section 6.2.   Events of Default.............................................34

 Section 6.3.   Other Remedies................................................36

 Section 6.4.   Waiver of Past Defaults.......................................36

 Section 6.5.   Control by Majority...........................................36

 Section 6.6.   Limitation on Suits and Exercise of Remedies..................36

 Section 6.7.   Rights of Holders to Receive Payment..........................37

 Section 6.8.   Collection Suit by Trustee....................................37

 Section 6.9.   Trustee May File Proofs of Claim, etc.........................37

 Section 6.10.  Priorities....................................................38

 Section 6.11.  Undertaking for Costs.........................................38

                                   ARTICLE VII
                                     TRUSTEE

 Section 7.1.   Duties of Trustee.............................................38

 Section 7.2.   Rights of Trustee.............................................40

 Section 7.3.   Individual Rights of Trustee..................................41

 Section 7.4.   Trustee's Disclaimer..........................................41

 Section 7.5.   Notice of Defaults............................................41

 Section 7.6.   Reports by Trustee to Holders.................................41

 Section 7.7.   Compensation and Indemnity....................................41

 Section 7.8.   Replacement of Trustee........................................42

 Section 7.9.   Successor Trustee by Merger...................................43

 Section 7.10.  Eligibility; Disqualification.................................43

 Section 7.11.  Preferential Collection of Claims Against Company.............43

                                  ARTICLE VIII
                       DEFEASANCE; DISCHARGE OF INDENTURE

 Section 8.1.   Legal Defeasance and Covenant Defeasance......................43

 Section 8.2.   Conditions to Defeasance......................................44

 Section 8.3.   Application of Trust Money....................................46

 Section 8.4.   Repayment to Company..........................................46

 Section 8.5.   Indemnity for U.S. Government Obligations.....................46

 Section 8.6.   Reinstatement.................................................46

 Section 8.7.   Satisfaction and Discharge....................................46

                                   ARTICLE IX
                                   AMENDMENTS

 Section 9.1.   Without Consent of Holders....................................47

 Section 9.2.   With Consent of Holders.......................................47

 Section 9.3.   Compliance with Trust Indenture Act...........................48

 Section 9.4.   Waivers.......................................................48

 Section 9.5.   Revocation and Effect of Consents and Waivers.................48

 Section 9.6.   Notation on or Exchange of Notes..............................49

 Section 9.7.   Trustee to Sign Amendments and Supplements....................49

                                    ARTICLE X
                             COLLATERAL AND SECURITY

 Section 10.1.  The Collateral Trust Agreement................................49

 Section 10.2.  Suits to Protect the Collateral...............................50

 Section 10.3.  Possession of the Collateral..................................50

 Section 10.4.  Actions by the Trustee........................................50

 Section 10.5.  Authorization of Actions To Be Taken by the
                Trustee Under the Collateral Trust Agreement .................50

 Section 10.6.  Authorization of Receipt and Distribution of
                Funds by the Trustee..........................................50

 Section 10.7.  Release of Collateral; Termination of Security Interest.......51

 Section 10.8.  Instructions under the Collateral Trust Agreement.............51

 Section 10.9.  Certificates of the Company...................................51

 Section 10.10. Execution of Release by Collateral Trustee....................51

 Section 10.11. Recording and Opinions........................................52

                                   ARTICLE XI
                                  MISCELLANEOUS

 Section 11.1.  Trust Indenture Act Controls..................................52

 Section 11.2.  Notices.......................................................52

 Section 11.3.  Communication by Holders with Other Holders...................53

 Section 11.4.  Certificate and Opinion as to Conditions Precedent............53

 Section 11.5.  Statements Required in Certificate or Opinion.................53

 Section 11.6.  Rules by Trustee, Paying Agent and Registrar..................54

 Section 11.7.  Legal Holidays................................................54

 Section 11.8.  Governing Law, etc............................................54

 Section 11.9.  No Recourse Against Others....................................55

 Section 11.10. Successors....................................................55

 Section 11.11. Duplicate and Counterpart Originals...........................55

 Section 11.12. Severability..................................................55

 Section 11.13. Conversion of Currency........................................55

 Section 11.14. Table of Contents; Headings...................................56


EXHIBIT A     FORM OF FACE OF NOTE AND FORM OF REVERSE SIDE
              OF NOTE

EXHIBIT B     RECONCILIATION AND TIE BETWEEN THE TRUST INDENTURE
              ACT OF 1939 AND THE INDENTURE

                  INDENTURE, dated as of June[o], 2007 between Grupo Iusacell, S.A. de C.V., a Mexican sociedad anonima de capital variable (the "Company") and Law Debenture Trust Company of New York (the "Trustee"), as Trustee.

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10% Senior Secured Notes due 2013 issued hereunder.

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  Section 1.1. Definitions.

                  "Additional Amounts" has the meaning assigned to it in Section 3.13(a).

                  "Affiliate" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, the term control shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether by ownership of share capital, by contract, by the power to appoint or remove a majority of the members of the governing body of that Person or otherwise.

                  "Agent Members" has the meaning assigned to it in Section 2.6(b).

                  "Authenticating Agent" has the meaning assigned to it in
Section 2.2(d).

                  "BMV" means the Bolsa Mexicana de Valores, S.A. de C.V. (the Mexican Stock Exchange).

                  "Board of Directors" means the Company's Board of Directors or any committee of the Company's Board of Directors authorized to act on its behalf.

                  "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City or in Mexico.

                  "Capital Lease" means, with respect to any Person, any lease of any property, which, in conformity with Mexican GAAP, is required to be capitalized on the balance sheet of such Person.

                  "Capital Stock" means capital stock or other equity participation, including shares, units or partnership interests, or warrants, options or other rights to acquire capital stock or other equity participations, including Preferred Stock and any debt security that is convertible into, or exchangeable for, capital stock or other such equity participations.

                  "Cash" means Dollars.

                  "Cash Equivalents" means:

                  (i) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations;

                  (ii) (A) demand deposits, (B) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (C) bankers' acceptances with maturities not exceeding one year from the date of acquisition, and (D) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of the United States or any state thereof or under the laws of any member state of the European Union, or under the laws of any country in which the Company has operations in each case whose head office's senior short term debt has an Investment Grade Rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act;

                  (iii) repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause
         (i) above entered into with any financial institution meeting the qualifications specified in clause (ii) above;

                  (iv) commercial paper rated with an Investment Grade Rating by at least one nationally recognized statistical rating organization as contemplated in Rule 436 under the Securities Act and maturing within six months after the date of acquisition; and

                  (v) money market funds at least 95% of the assets of which consist of investments of the type described in clauses (i) through
         (iv) above.

                  "Cash Replacement Collateral" means Cash and Cash Equivalents with an aggregate Replacement Collateral Value at the relevant date equal to or greater than the Original Collateral Value, as deposited with the Collateral Trustee free and clear of any Liens for the benefit of Holders in accordance with terms of the Collateral Trust Agreement.

                  "Certificated Note" means any Note issued in fully-registered certificated form (other than a Global Note), which shall be substantially in the form of Exhibit A.

                  "Change of Control" means the occurrence of any of the following: (i) the Salinas Group ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of at least 30% in the aggregate of the total voting power of the Voting Stock of the Company, or (ii) the Salinas Group ceases to possess, directly or indirectly, the power to elect a majority of the members of the Board of Directors; provided that a Change of Control shall not be deemed to exist as a result of a transaction in which a Person the long-term Indebtedness of which has an Investment Grade Rating that the Board of Directors determines is an internationally recognized telecommunications operator either (i) is the beneficial owner, directly or indirectly, of at least 30% in the aggregate of the total voting power of the Voting Stock of the Company or (ii) possesses, directly or indirectly, the power to elect a majority of the members of the Board of Directors.

                  "Change of Control Notice" means notice of a Change of Control Offer made pursuant to Section 3.14, which shall be mailed first-class, postage prepaid, to each Holder at its address as shown on the Note Register within 30 days following the date upon which a Change of Control occurred, with a copy to each of the Trustee and the Collateral Trustee, which notice shall govern the terms of the Change of Control Offer and shall state:

                  (i) that a Change of Control has occurred, the circumstances or events causing such Change of Control and that a Change of Control Offer is being made pursuant to Section 3.14(b), and that all Notes that are timely tendered will be accepted for payment;

                  (ii) the Change of Control Payment, and the Change of Control Payment Date, which date shall be the day that is 30 calendar days subsequent to the date such notice is mailed (other than as may be required by law);

                  (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the Change of Control Payment with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest from and after the Change of Control Payment Date;

                  (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to tender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;

                  (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount must be U.S.$1.00 or an integral multiple thereof;

                  (viii) that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to U.S.$1.00 or an integral multiple thereof;

                  (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

                  (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to Section 3.14.

                  "Change of Control Offer" has the meaning assigned to it in
Section 3.14(b).

                  "Change of Control Payment" has the meaning assigned to it in
Section 3.14(a).

                  "Change of Control Payment Date" has the meaning assigned to it in Section 3.14(b).

                  "Closing Price" with respect to a share of common stock of any Person on any day means the last reported sale price (expressed in Dollars) on that day or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices (expressed in Dollars), regular way, on that day, in either case, as reported in the consolidated transaction reporting system with respect to securities quoted on Nasdaq or, if the shares of common stock are not quoted on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal U.S. securities exchange on which the shares of common stock are listed or admitted to trading or, if the shares of common stock are not quoted on Nasdaq and not listed or admitted to trading on any U.S. securities exchange, as reported by the BMV, or if the shares of common stock are not quoted on Nasdaq, not listed or admitted to trading on any U.S. securities exchange and not listed on the BMV, the last quoted price (expressed in Dollars) or, if not so quoted, the average of the high bid and low asked prices on such other quotation system then in use, or, if on any such day the shares of common stock are not quoted on any such quotation system, the average of the closing bid and asked prices (expressed in Dollars) as furnished by a professional market maker making a market in the shares of common stock or, to the extent unavailable, an internationally recognized investment bank, in each case selected by the Board of Directors, and reasonably acceptable to the Trustee (provided, that an Investment Bank shall be deemed acceptable to the Trustee), for this purpose.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means the Share Collateral and/or the Cash Replacement Collateral.

                  "Collateral Trust Agreement" means the collateral trust agreement dated as of June[o], 2007 among the Company, the Collateral Trustee and the Trustee.

                  "Collateral Trustee" means Banco Invex, S.A. Institucion de Banca Multiple Invex Grupo Financiero Fiduciario and its successors and assigns.

                  "Common Stock" means shares of the Company's common stock, without par value.

                  "Company" means the party named as such in the introductory paragraph to this Indenture and its successors and assigns, including any Surviving Entity that becomes such in accordance with Article IV.

                  "Company Order" has the meaning assigned to it in Section 2.2(c).

                  "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 400 Madison Avenue, 4th Floor, New York, New York, 10017, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

                  "Covenant Defeasance" has the meaning assigned to it in
Section 8.1(c).

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Insolvency Law.

                  "Default" means any event (including a Triggering Event) that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

                  "Defaulted Interest" has the meaning assigned to it in paragraph 1 of the Form of Reverse Side of Note contained in Exhibit A.

                  "Dollars" and the sign "U.S.$" mean such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depositary institution hereinafter appointed by the Company that is a clearing agency registered under the Exchange Act.

                  "Enforcement Action" means the exercise of any action, right or remedy specified in the Notes, this Indenture or in the Collateral Trust Agreement or permitted by applicable law with respect to the Notes, this Indenture, or the Collateral or otherwise provided in any of the Notes, this Indenture or the Collateral Trust Agreement, including, without limitation, to bring or file any claim or suit or settle the entry of a judgment in respect of the Notes or this Indenture, or to collect and apply Collateral, exercise exclusive control over or rights with respect to Collateral, dispose of Collateral upon foreclosure (judicially or, to the fullest extent permitted by applicable law, non-judicially), to Incur expenses, including legal fees, in connection with any Enforcement Action (and to demand, sue for, collect, receive and give acquittance for the same) and to exercise all the rights and remedies of a secured lender under the UCC or similar law of any applicable jurisdiction and under other applicable law (including the laws of Mexico), and of a secured creditor under Insolvency Laws of any applicable jurisdiction, to settle, compromise, compound, prosecute or defend any related action or proceeding, to initiate action before any competent court of law and to sell, lease, license or otherwise dispose or cause disposition of, and exercise all rights relating to, or to levy or execute upon the Collateral or any part thereof.

                  "E.U. Country" means any member country of the European Union.

                  "Event of Default" has the meaning assigned to it in Section 6.2.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Notes" means the Company's U.S.$350,000,000 14.25% Senior Notes due December 1, 2006.

                  "Fair Market Value" means, at the time of such determination with respect to any (i) asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any undue pressure or compulsion to complete the transaction, and (ii) service rendered, the price for such services which could be negotiated in an arm's-length free market transaction between a willing service provider and a willing and able service recipient, neither of which is under any undue pressure or compulsion to render or receive the services. The Fair Market Value of any such asset, assets or service shall be determined conclusively (i) if such asset or service has a Fair Market Value equal to or less than U.S.$7,500,000, by the Company's Officer and
(ii) if such asset or service has a Fair Market Value in excess of U.S.$7,500,000, by Board Resolution.

                  "Foreclosure Period" has the meaning assigned to it in Clause Eighth(c)(4) of the Collateral Trust Agreement.

                  "Global Note" means any Note issued in fully-registered certificated form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A, with the appropriate legends as specified in Section 2.7 and Exhibit A.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other financial obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term "Guarantee" does not include endorsements for collection or deposit in the ordinary course of business or guarantees of performance that do not include any contingent payment obligation. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hedging Contract" means (i) any interest rate swap agreement, interest rate cap agreement or other agreement designed to protect against fluctuations in interest rates or (ii) any foreign exchange forward contract, currency swap agreement or other agreement designed to protect against fluctuations in foreign exchange rates.

                  "Holder" means the Person in whose name a Note is registered in the Note Register.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation.

                  "Indebtedness" means, with respect to the Company, without duplication,

                  (i) the principal of and premium (if any) in respect of indebtedness of the Company for borrowed money;

                  (ii) the principal of and premium (if any) in respect of obligations of the Company evidenced by bonds, debentures, notes or other similar instruments other than promissory notes or similar instruments issued in the ordinary course of business to Guarantee the payment of Trade Payables;

                  (iii) all obligations of the Company in respect of Capital Leases;

                  (iv) all obligations of the Company for the deferred purchase price of property or services, except Trade Payables, which purchase price is due more than 270 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

                  (v) all obligations of the Company in respect of letters of credit, surety bonds or other similar instruments (including reimbursement agreements with respect thereto), excluding obligations in respect of trade letters of credit or surety bonds issued in respect of Trade Payables, but only to the extent any such trade letter of credit or surety bond is not drawn upon, or if drawn, such drawing is reimbursed no later than the third Business Day following payment;

                  (vi) all sales of Receivables and Related Assets of the Company together with any obligation of the Company to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith (except to the extent such sales of Receivables and Related Assets are non-recourse);

                  (vii) all obligations of the Company under Hedging Contracts;

                  (viii) all Indebtedness of others secured by any Lien on any property or asset of the Company, whether or not such Indebtedness is assumed by the Company, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of Indebtedness so secured; and

                  (ix) all Indebtedness of other Persons Guaranteed by the Company to the extent so Guaranteed.

                  "Indenture" means this Indenture as amended or supplemented from time to time, including the Exhibits hereto.

                  "Insolvency Law" means any law (together with the rules and regulations made pursuant thereto) of any jurisdiction (including any political subdivision thereof) relating to bankruptcy, insolvency, winding up, liquidation, reorganization, or any other similar procedure relating to the relief of debtors.

                  "Interest Payment Date" means the stated due date of an installment of interest on the Notes as specified in the Form of Face of Note contained in Exhibit A.

                  "Investment Bank" means any of Deutsche Bank AG, Goldman Sachs & Co., JPMorgan Chase & Co., Morgan Stanley, UBS AG, Credit Suisse Group or any of their subsidiaries, and their successors and assigns.

                  "Investment Grade Entity" means a Person (i) the Indebtedness of which has an Investment Grade Rating and (ii) the common shares of which are listed on the New York Stock Exchange, Nasdaq, the BMV or a member of the World Federation of Exchanges.

                  "Investment Grade Rating" means a Rating of BBB- or higher by S&P, Baa or higher by Moody's or any similar equivalent or higher Rating.

                  "Issue Date" means June[o], 2007.

                  "Iusacell Celular" means Grupo Iusacell Celular, S.A. de C.V.

                  "Iusacell Holding Floor Collateral Coverage Ratio" means, at the time of any Restricted Sale of Capital Stock of Iusacell Celular or any other Special Restricted Subsidiary or issuance of Capital Stock of the Company, a ratio equal to the greater of (i) the ratio of the market value of the Collateral as of the Issue Date (determined by multiplying (A) the average Closing Price per share of Common Stock for a period of ten days consisting of the four trading days prior to the Issue Date, the Issue Date and the five trading days after the Issue Date by (B) the number of shares of Common Stock constituting the Collateral on the Issue Date) as compared to the principal amount of the Notes issued on the Issue Date and (ii) the ratio of the market value of the Collateral immediately prior to the earlier of the public announcement or closing of the relevant Restricted Sale or issuance (determined by multiplying (x) the average Closing Price per share of Common Stock for the 30 trading days prior to such announcement or closing by (y) the number of shares of Common Stock constituting the Collateral as of the date of such announcement or closing) as compared to the outstanding principal amount of the Notes at such time. In the event that the Collateral is comprised of Stock Replacement Collateral or Cash Replacement Collateral, the market value of the Collateral in clause (ii) shall instead be determined using the Replacement Collateral Value over the same periods.

                  "Iusacell Holding Offering Collateral Coverage Ratio" means, at the time of any issuance of Capital Stock of the Company, the ratio of the market value of the Collateral as of the date of such issuance (determined by multiplying (1) the price per share of the Common Stock to be issued by (2) the number of shares of Common Stock constituting the Collateral as of the date of such issuance) as compared to the outstanding principal amount of the Notes at such time. In the event that the Collateral is comprised of Stock Replacement Collateral, the market value of the Collateral shall instead be determined using the Replacement Collateral Value over the same periods.

                  "Judgment Currency" has the meaning assigned to it in Section 11.13(b).

                  "Legal Defeasance" has the meaning assigned to it in Section 8.1(b).

                  "Legal Holiday" has the meaning assigned to it in Section
11.7.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Market Purchase" means the purchase of any Notes available for sale in the secondary market, including directly from the Holders thereof or through broker dealers or similar intermediaries.

                  "Maturity Date" means December 31, 2013.

                  "Mexican GAAP" means generally accepted accounting principles in Mexico, consistently applied.

                  "Mexico" means the United Mexican States.

                  "Moody's" means Moody's Investors Service, Inc. and its successors and assigns.

                  "Nasdaq" means The Nasdaq Stock Market, Inc. and its successors and assigns.

                  "Net Cash Proceeds" means, with respect to any transaction, the proceeds in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents, received by the Company from such transaction, net of:

                  (i) out-of-pocket fees and expenses relating to such transaction (including, without limitation, legal, accounting, underwriting, placement, brokerage and investment banking fees, discounts and sales commissions);

                  (ii) taxes paid or payable in respect of such transaction after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements; and

                  (iii) appropriate amounts to be provided by the Company as a reserve, in accordance with Mexican GAAP, against any liabilities associated with such transaction and retained by the Company after such transaction, but excluding any reserves with respect to Indebtedness.

                  "Note Custodian" means the custodian with respect to any Global Note appointed by DTC, or any successor Person thereto, and shall initially be the Trustee.

                  "Note Register" has the meaning assigned to it in Section 2.3(a).

                  "Notes" means any of the Company's 10% Senior Secured Notes due 2013 issued and authenticated pursuant to this Indenture.

                  "Obligations" means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes, this Indenture.

                  "Officer" means, when used with respect to the Company, the president, general manager, chief financial officer, general accountant, treasurer, any member of the Board of Directors, or any of their respective attorneys in fact designated by the Company.

                  "Officers' Certificate" means, when used in connection with any action to be taken by the Company, a certificate signed by two Officers. One of the officers executing an Officers' Certificate in accordance with Section 3.5(c) hereof shall be the chief executive, financial or operating officer of the Company.

                  "Opinion of Counsel" means an opinion in writing signed by outside legal counsel to the Company who shall be reasonably acceptable to the Trustee.

                  "Original Collateral Value" means the market value of the Collateral immediately prior to the transaction requiring the substitution of Collateral for Cash Replacement Collateral or Stock Replacement Collateral, as the case may be, which shall be calculated by multiplying the number of shares of Common Stock constituting the Collateral on the earlier of the announcement or closing of such transaction by the average Closing Price per share of Common Stock for the 30 trading days prior to such announcement or closing, as the case may be.

                  "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Notes, or portions thereof, for the payment, redemption or, in the case of a Change of Control Offer, purchase of which money in the necessary amount has been theretofor deposited with the Trustee or any Paying Agent (other than the Company or an Affiliate of the Company) in trust or set aside and segregated in trust by the Company or an Affiliate of the Company (if the Company or such Affiliate of the Company is acting as Paying Agent) for the Holders of such Notes; provided that, if Notes (or portions thereof) are to be redeemed or purchased, notice of such redemption or purchase has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Notes which have been surrendered pursuant to Section
         2.9 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser in whose hands such Notes are valid obligations of the Company; and

                  (iv) solely to the extent provided in Article VIII, Notes which are subject to Legal Defeasance or Covenant Defeasance as provided in Article VIII;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the Trustee shall disregard and deem not to be Outstanding Notes held by Persons not permitted to be used in such determination as and to the extent provided in TIA ss. 316.

                  "Paying Agent" has the meaning assigned to it in Section
2.3(a).

                  "Permitted Business" means any business permitted by the Company's bylaws from time to time.

                 "Permitted Indebtedness" means:

                  (i) Indebtedness outstanding on the Issue Date;

                  (ii) Indebtedness Incurred pursuant to the Restructuring (including the Notes);

                  (iii) Permitted Refinancing Indebtedness;

                  (iv) Subordinated Indebtedness; and

                  (v) Indebtedness Incurred on or after the Issue Date not otherwise permitted in an aggregate principal amount at any time outstanding not to exceed U.S.$35,000,000 (or its foreign currency equivalent) at any time outstanding.

                 "Permitted Liens" means:

                  (i) Liens created pursuant to or required by this Indenture or the Collateral Trust Agreement;

                  (ii) Liens existing on the Issue Date and Liens to secure any Permitted Refinancing Indebtedness which is Incurred to refinance any Indebtedness which has been secured by a Lien permitted under the covenant described under Section 3.11; provided, that such new Liens:

                           (A) are no less favorable to the Holders of Notes and
                  are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Permitted Refinancing Indebtedness; and

                           (B) do not extend to any property or assets other
                  than the property or assets securing the Indebtedness Refinanced by such Permitted Refinancing Indebtedness;

                  (iii) Liens on the Capital Stock of a Person in existence as of the date that such Person becomes a Special Restricted Subsidiary;

                  (iv) Liens securing obligations under Hedging Contracts;

                  (v) rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

                  (vi) Liens for taxes not yet due or payable or subject to penalties for non-payment and which are being contested in good faith by appropriate proceedings;

                  (vii) Liens in favor of issuers of surety bonds or letters of credit pursuant to the request or and for the account of such Person in the ordinary course of its business;

                  (viii) Liens on property at the time the Company acquires such property, including any acquisition by means of a merger or consolidation of such Person with or into the Company; provided that such Liens are not created in contemplation of such acquisition;

                  (ix) Liens arising by reason of (A) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (B) any interlocutory or temporary attachment order or measure in connection with an action or proceeding during the pendency of such action or proceeding; (C) security for payment of workers' compensation, unemployment insurance laws or similar legislation; and (D) operation of law in favor of warehousemen, landlords, mechanics, material men, laborers, employees or suppliers or other similar liens imposed by law or by contract Incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings;

                  (x) Liens created or established in order to comply with any applicable rule, regulation, order, resolution, decree, directive or instruction of any federal, provincial or municipal government of Mexico, or any agency or instrumentality thereof, in connection with the conduct of a Permitted Business; and

                  (xi) Liens securing Indebtedness or other Obligations in an aggregate amount not to exceed U.S.$10,000,000 (or its foreign currency equivalent) at any one time outstanding.

                  "Permitted Refinancing Indebtedness" means an extension or renewal of, replacement of, or substitution for, or issue of Indebtedness in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance, extend or refund, including by way of defeasance (all of the above, for purposes of this clause, "refinance") the Company's then outstanding Indebtedness Incurred or existing under Section 3.7; provided that:

                  (i) (A) Indebtedness so Incurred does not exceed the amount so refinanced (plus the amount of any reasonable fees, expenses, premium, defeasance costs and accrued but unpaid interest Incurred by the Company in connection with such refinancing); or (B) the Indebtedness so Incurred is used exclusively to refinance scheduled amortization payments up to the amount of the scheduled amortization payments being refinanced;

                  (ii) such Indebtedness is Incurred by the same Person which Incurred the Indebtedness which is being refinanced, and no additional security, collateral Guarantees or other support is provided; and

                  (iii) such Indebtedness shall have a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced as of the date of Incurrence of such Indebtedness.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Post-Petition Interest" means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

                  "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or redemptions or upon liquidation.

                  "Process Agent" has the meaning assigned to it in Section
11.8.

                  "Rating" means a credit rating by any of S&P, Moody's or any internationally recognized statistical rating organization, including a statistical rating organization recognized by the SEC as a "nationally recognized statistical rating organization."

                  "Receivables and Related Assets" means any of the Company's account receivable (whether now existing or arising thereafter), and any of the Company's assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

                  "Record Date" has the meaning assigned to it in the Form of Face of Note contained in Exhibit A.

                  "Redemption Date" means, with respect to any redemption of Notes, the date fixed for such redemption pursuant to this Indenture and the Notes.

                  "Registrar" has the meaning assigned to it in Section 2.3(a).

                  "Related Proceeding" has the meaning assigned to it in Section 11.8.

                  "Replacement Collateral Value" means on any day (i) with respect to Cash Replacement Collateral, the amount of the asset in respect thereof in accordance with Mexican GAAP on such day and (ii) with respect to Stock Replacement Collateral, the Closing Price of the common shares of the Special Surviving Entity on such day multiplied by the number of shares of Common Stock constituting the Stock Replacement Collateral on such day.

                  "Restricted Payment" has the meaning assigned to it under
Section 3.8.

                  "Restricted Sale" means, with respect to any Person, any direct or indirect sale, disposition, issuance, conveyance, transfer, assignment or other transfer of Capital Stock of such Person (except for directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law), other than:

                  (i) the disposition of all or substantially all of the Company's assets and as permitted under Article IV or any disposition which constitutes a Change of Control; or

                  (ii) dispositions resulting from the foreclosure of a Permitted Lien.

                  "Restructuring" means the restructuring of the Company's Existing Notes which was effected by means of the filing of a plan of reorganization with a Mexican federal district court pursuant to the Mexican Business Reorganization Act.

                  "S&P" means Standard & Poor's Ratings Services and its successors and assigns.

                  "Salinas Group" means any of (i) Ricardo B. Salinas Pliego and any relative of his up to the fourth degree of relationship, (ii) any heir or successor by way of inheritance or testamentary gift of any Person described in clause (i) or of any such heir or successor, and (iii) any Affiliate of any Person described in clauses (i) or (ii), in each case as designated from time to time by Ricardo B. Salinas Pliego during his life and thereafter by his nearest living relative.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Currency" has the meaning assigned to it in Section 11.13(b).

                  "Share Collateral" means (i) the shares of Common Stock deposited with the Collateral Trustee on the Issue Date as described in the Collateral Trust Agreement and (ii) any Stock Replacement Collateral, in each case together with (x) any additional Common Stock deposited to be held in trust as Collateral in accordance with Section 3.9 or Section 3.10 and (y) any substituted Common Stock deposited to be held in trust as Collateral in accordance with the Collateral Trust Agreement.

                  "Special Record Date" has the meaning assigned to it in
Section 2.12(a).

                  "Special Restricted Subsidiary" means, on the Issue Date, Iusacell Celular and, thereafter, Iusacell Celular and any Subsidiary of the Company that becomes a Special Restricted Subsidiary in accordance with Section 3.9.

                  "Special Restricted Subsidiary Offering Collateral Coverage Ratio" means, at the time of any Restricted Sale of Capital Stock of Iusacell Celular or any other Special Restricted Subsidiary, the ratio of the market value of the Collateral (determined by multiplying (1) the average Closing Price per share of the Common Stock during the 30 trading days after the public announcement of such sale or issuance by (2) the number of shares of Common Stock constituting the Collateral at the time of issuance) as compared to the outstanding principal amount of the Notes at such time. In the event that the Collateral is comprised of Stock Replacement Collateral or Cash Replacement Collateral, the market value of the Collateral shall instead be determined using the Replacement Collateral Value over the same periods.

                  "Special Surviving Entity" has the meaning assigned to it in
Section 4.1.

                  "Stock Replacement Collateral" means common shares of the Special Surviving Entity with an aggregate Replacement Collateral Value at the relevant date equal to or greater than the Original Collateral Value, as deposited with the Collateral Trustee free and clear of any Liens for the benefit of Holders in accordance with terms of the Collateral Trust Agreement.

                  "Subordinated Indebtedness" means any of the Company's Indebtedness that is subordinated in right of payment to the Notes pursuant to a written agreement to that effect.

                  "Subsidiary" means:

                  (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time directly or indirectly owned by the Company; or

                  (ii) any other Person (other than a corporation) in which the Company, directly or indirectly at the date of determination thereof, has at least a majority ownership interest.

                  "Surviving Entity" has the meaning assigned to it in Section 4.1.

                  "Taxes" means any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature that are imposed by any government or other taxing authority.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture (except as otherwise provided in this Indenture).

                  "Trade Payables" means, with respect to any Person, any accounts payable or an indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of any goods or services.

                  "Triggering Event" has the meaning assigned to it in Section 6.1(a).

                  "Trigger Notice" has the meaning assigned to it in Section 6.1(c).

                  "Trustee" means the party named as such in the introductory paragraph of this Indenture until a successor replaces it in accordance with the terms of this Indenture and, thereafter, means the successor.

                  "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, who shall have direct responsibility for the administration of this Indenture, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject.

                  "UCC" means the Uniform Commercial Code in effect in the State of New York.

                  "Unefon" means Unefon Holdings, S.A. de C.V., or a Subsidiary or successor of it.

                  "U.S." and "United States" mean the United States of America.

                  "U.S. Government Obligations" means obligations issued or directly and fully Guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided, that the full faith and credit of the United States of America is pledged in support thereof.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing:

                  (i) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

                  (ii) the sum of the products obtained by multiplying:

                           (A) the amount of each then remaining installment,
                  sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

                           (B) the number of years (calculated to the nearest
                  one-twelfth) which will elapse between such date and the making of such payment.

                  "Wholly Owned Direct Subsidiary" means a Subsidiary all of the Capital Stock of which (except for directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned directly by the Company.

                  Section 1.2. Incorporation by Reference of Trust Indenture Act. If any provision of this Indenture limits, qualifies or conflicts with the duties that would be imposed by any of Sections 310 to 317 of the TIA through operation of Section 318(c) thereof on any person if this Indenture were qualified under the TIA, such imposed duties shall control.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Rules or Regulations of the SEC have the meanings assigned to them by such definitions.

                  Section 1.3. Rules of Construction. Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with Mexican GAAP;

                  (c) "or" is not exclusive;

                  (d) "including" means including without limitation;

                  (e) words in the singular include the plural and words in the plural include the singular;

                  (f) references to the payment of principal of the Notes shall include applicable premium, if any; and

                  (g) references to payments on the Notes shall include Additional Amounts, if any.

                                   ARTICLE II

                                    THE NOTES

                  Section 2.1. Form and Dating.

                  (a) The Notes will be issued in fully-registered certificated form without coupons, and only in denominations of U.S.$1.00 and any integral multiple thereof. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A.

                  (b) The terms and provisions of the Notes, the form of which is in Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (c) The Notes may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

                  Section 2.2. Execution and Authentication.

                  (a) Two Officers shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  (b) A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence, and the only evidence, that such Note has been duly and validly authenticated and issued under this Indenture.

                  (c) At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery Notes upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "Company Order"). A Company Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to U.S.$178,150,002(1) plus the amount of any interest that is capitalized pursuant to the terms of this Indenture.

                  (d) The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent.

                  (e) In case a Surviving Entity has executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Surviving Entity, be exchanged for other Notes executed in the name of the Surviving Entity with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the Surviving Entity, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Surviving Entity pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Notes, such Surviving Entity, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

                  Section 2.3. Registrar and Paying Agent.

                  (a) The Company shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), where Notes may be presented for payment (the "Paying Agent") and for the service of notices and demands to or upon the Company in respect of the Notes and this Indenture. The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  (b) The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-Registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.

                  (c) The Company initially appoints the Trustee at its Corporate Trust Office as Registrar and Paying Agent in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

                  Section 2.4. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee in writing of any Default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. Upon any proceeding under any Insolvency Law with respect to the Company or any Affiliate of the Company, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

                  Section 2.5. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  Section 2.6. Global Note Provisions.

                  (a) The Notes will be issued in the form of one or more permanent Global Notes. Each Global Note initially shall: (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Note Custodian, and (iii) bear the appropriate legend, as set forth in Section
     2.7 and Exhibit A. Any Global Note may be represented by more than one certificate. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Note Custodian, as provided in this Indenture.

                  (b) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Note Custodian under such Global Note, and DTC may be treated by the Company, the Trustee, the Paying Agent and the Registrar and any of their agents as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, the Paying Agent or the Registrar or any of their agents from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of an owner of a beneficial interest in any Global Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

                  (c) Except as provided below, owners of beneficial interests in Global Notes will not be entitled to receive Certificated Notes. Certificated Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for such interests if:

                  (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global Note or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice;

                  (ii) the Company executes and delivers to the Trustee and
               Registrar an Officers' Certificate stating that such Global Note shall be so exchangeable; or

                  (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

     In connection with the exchange of an entire Global Note for Certificated Notes pursuant to this Section 2.6(c), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

                  Section 2.7. Legends.

                  Each Global Note shall bear the legend specified therefor in Exhibit A on the face thereof.

                  Section 2.8. Transfer and Exchange.

                  (a) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to nominees of DTC or to a successor of DTC or such successor's nominee.

                  (b) When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided that any Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges and subject to the other terms and conditions of this Article II, the Company will execute and upon Company Order the Trustee will authenticate Notes at the Registrar's or co-Registrar's written request.

                  (i) No service charge shall be made to a Holder for any
               registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 3.9, Section 3.10, Section 3.14,
               Section 5.1 or Section 9.6).

                  (ii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note for a period beginning: (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 days before an Interest Payment Date and ending on such Interest Payment Date.

                  (iii) Prior to the due presentation for registration of
               transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-Registrar shall be affected by notice to the contrary.

                  (iv) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

                  (c) The Trustee shall have no responsibility or obligation to any beneficial owner of an interest in a Global Note, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                  (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Article II. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  Section 2.9. Mutilated, Destroyed, Lost or Stolen Notes.

                  (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall execute and upon Company Order the Trustee shall authenticate a replacement Note if the requirements of
     Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee and the Company. If required by the Trustee or the Company, such Holder shall furnish an affidavit of loss and indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-Registrar from any loss that any of them may suffer if a Note is replaced, and, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

                  (b) Upon the issuance of any new Note under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses of the Company (including the fees and expenses of the Trustee and counsel) in connection therewith.

                  (c) Every new Note issued pursuant to this Section 2.9 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  (d) The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 2.10. Temporary Notes. Until definitive Notes are ready for delivery, the Company may execute and upon Company Order the Trustee will authenticate temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company will prepare and execute and upon Company Order the Trustee will authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes will be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company will execute and upon Company Order the Trustee will authenticate and make available for delivery in exchange therefor one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

                  Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of cancelled Notes in accordance with its policy of disposal or return to the Company all Notes surrendered for registration of transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Company Order.

                  Section 2.12. Defaulted Interest. When any installment of interest becomes Defaulted Interest, such installment shall forthwith cease to be payable to the Holders in whose names the Notes were registered on the Record Date applicable to such installment of interest. Defaulted Interest (including any interest on such Defaulted Interest) may be paid by the Company, at its election, as provided in Section 2.12(a) or Section 2.12(b).

                  (a) The Company may elect to make payment of any Defaulted Interest (including any interest on such Defaulted Interest) to the Holders in whose names the Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Holders entitled to such Defaulted Interest as provided in this Section 2.12(a). The Trustee shall then fix a Special Record Date for the payment of such Defaulted Interest, which shall be not less than 15 calendar days prior to the date of the proposed payment and not less than 15 calendar days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be sent, first-class mail, postage prepaid, to each Holder at such Holder's address as it appears in the registration books of the Registrar, not less than ten calendar days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Holders in whose names the Notes are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 2.12(b).

                  (b) Alternatively, the Company may make payment of any Defaulted Interest (including any interest on such Defaulted Interest) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.12(b), such manner of payment shall be deemed practicable by the Trustee.

                  (c) The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any Note, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP number.

                                   ARTICLE III

                                    COVENANTS

                  Section 3.1. Payment of Notes.

                  (a) The Company shall pay the principal of and interest (including Defaulted Interest) on the Notes in Dollars on the dates and in the manner provided in the Notes and in this Indenture. Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds Dollars sufficient to make Cash payments due on such Interest Payment Date or Maturity Date, as the case may be. If the Company or an Affiliate of the Company is acting as Paying Agent, the Company or such Affiliate shall, prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, segregate and hold in trust Dollars sufficient to make cash payments due on such Interest Payment Date or Maturity Date, as the case may be. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company) holds in accordance with this Indenture Dollars designated for and sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  (b) Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  Section 3.2. Maintenance of Office or Agency.

                  (a) The Company shall maintain each office or agency required under Section 2.3. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  (b) The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  Section 3.3. Conduct of Business and Corporate Existence.

                  (a) The Company shall not engage in any business other than a Permitted Business.

                  (b) Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  Section 3.4. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent or in default, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or for which it is otherwise liable, or upon the income, profits or property of the Company and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to affect in any material respect the Company's ability to comply with its obligations hereunder.

                  Section 3.5. Reports to Holders and Compliance Certificate.

                  (a) The Company shall deliver to the Trustee:

                           (i) as soon as available, but in any event within 120
               days after the end of each fiscal year, a copy of the Company's consolidated balance sheet as of the end of such year and the related consolidated statements of income and changes in financial position for such fiscal year, audited by independent accountants selected by the Company;

                           (ii) as soon as available, but in any event within 45
               days after the end of each of the first three fiscal quarters of the Company, a copy of the Company's unaudited consolidated balance sheet as of the end of each such quarter and the related unaudited consolidated statements of income and changes in the financial position of the Company for such quarter and the portion of the fiscal year through such date;

                           (iii) concurrently with the delivery of the financial
               statements referred to in Section 3.5(a)(i), an Officers' Certificate that complies with TIA ss. 314(a)(4) stating whether, to the best of such Officers' knowledge, anything came to his or her attention to cause him or her to believe that there existed on the date of such statements a Triggering Event, Default or Event of Default, and if so, specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

                           (iv) such additional information, documents and other
               reports as is required by TIA ss. 314.

                  (b) All of the financial statements referred to in Section 3.5(a)(i) and Section 3.5(a)(ii) are to be complete and correct in all material respects, prepared in reasonable detail and in accordance with Mexican GAAP applied consistently throughout the periods reflected therein and to be delivered in both the English and Spanish languages. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificate).

                  Section 3.6. Maintenance of Books and Records. The Company shall keep adequate books and record and account in relation to its business and activities in accordance with Mexican GAAP.

                  Section 3.7. Limitation on Incurrence of Additional Indebtedness. The Company shall not Incur any Indebtedness, except for Permitted Indebtedness.

                  Section 3.8. Limitation on Restricted Payments. The Company shall not, directly or indirectly, take any of the following actions
(each, a "Restricted Payment"):

                  (a) declare or pay any dividend or return of capital or make any distribution on or in respect of the Capital Stock of the Company to holders of such Capital Stock; or

                  (b) purchase, redeem or otherwise acquire or retire for value any of the Capital Stock of the Company.

                  Section 3.9. Limitation on Restricted Sales. The Company shall not effect, and shall not permit Iusacell Celular or any other Special Restricted Subsidiary to effect, any Restricted Sale of Capital Stock of Iusacell Celular or any such other Special Restricted Subsidiary; provided, however, that a Restricted Sale of Capital Stock of Iusacell Celular or any other Special Restricted Subsidiary shall be permitted if:

                  (a) after giving effect to such Restricted Sale, the Company shall own at least 51% of the outstanding Capital Stock of Iusacell Celular or any such other Special Restricted Subsidiary;

                  (b) the majority of the members of the Board of Directors having no personal stake in such Restricted Sale has determined that such Restricted Sale is on an arm's length commercial basis; and

                  (c) such Restricted Sale is (i) to a multinational telecommunications company, (ii) solely with respect to a Restricted Sale of Capital Stock of Iusacell Celular, in connection with any restructuring of the Indebtedness of Iusacell Celular after the Issue Date, or (iii) in connection with which the Special Restricted Subsidiary Offering Collateral Coverage Ratio at the time of such Restricted Sale is equal to or exceeds the lesser of (1) 1.00 or the
         (2) Iusacell Holding Floor Collateral Coverage Ratio at such time.

                  In the case of any Restricted Sale of Iusacell Celular or any other Special Restricted Subsidiary as a result of which the Company receives Net Cash Proceeds, 50% of such Net Cash Proceeds shall be applied by the Company, within 180 days of receipt thereof, either (x) to redeem or repurchase for cancellation the Notes in accordance with Article V or (y) by the Company to invest in a Permitted Business conducted by it or by any Wholly Owned Direct Subsidiary at the time of the Restricted Sale. Any such Wholly Owned Direct Subsidiary that is not a Special Restricted Subsidiary as of the date of such investment shall thereafter be considered a Special Restricted Subsidiary. Pending such application, the Company shall hold such Net Cash Proceeds for the benefit of Holders.

Notwithstanding the foregoing, in the event that the test in clause (c)(iii) above is not met at the time of such Restricted Sale, the Company may, at its option:

                  (1) redeem or repurchase for cancellation a portion of the Notes in accordance with Article V; or

                  (2) deposit (or cause to be deposited) additional shares of Common Stock to be held in trust pursuant to the Collateral Trust Agreement (which shall not be deemed to be an issuance of Capital Stock restricted under Section 3.10), such that after giving effect to the actions described in clauses (1) or (2) above, including any cancellation to be completed in connection with a repurchase, the Company would be in compliance with such test.

                  Section 3.10. Limitation on Equity Issuances.

                  (a) The Company shall not issue any Capital Stock, except that the Company may issue Common Stock (i) in connection with the exercise of stock option grants outstanding on the Issue Date and/or (ii) at any time that the Iusacell Holding Offering Collateral Coverage Ratio at the time of such issuance would be greater than or equal to the lesser of (1) 1.00 or
     (2) the Iusacell Holding Floor Collateral Coverage Ratio at such time.

                  (b) Notwithstanding the foregoing, in the event that the test in Section 3.10(a) is not met at the time of such issuance, the Company shall, at its option:

                           (i) redeem or repurchase for cancellation a portion
                  of the Notes in accordance with Article V; or

                           (ii) deposit (or cause to be deposited) additional
                  shares of Common Stock to be held in trust pursuant to the Collateral Trust Agreement (which shall not be deemed to be an issuance of Capital Stock restricted under this covenant),

     such that after giving effect to the actions described in Sections 3.10(b)(i) or 3.10(b)(ii), including any cancellation to be completed in connection with a repurchase, the Company would be in compliance with such test.

                  (c) Nothing in this covenant shall restrict any issuance of Capital Stock by any Surviving Entity pursuant to a transaction contemplated in Article IV.

                  Section 3.11. Limitation on Liens. The Company shall not Incur any Liens of any kind to secure Indebtedness against or upon any of its properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, except for Permitted Liens, unless the Company secures the Notes on an equal and ratable basis (or on a senior basis in the case of Subordinated Indebtedness) with such Indebtedness. Notwithstanding the preceding sentence, the Company is not restricted in any way from Incurring any Liens on any Capital Stock owned by it other than the Capital Stock of a Special Restricted Subsidiary.

                  Section 3.12. Limitation on Transactions with Affiliates. The Company shall not, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate of the Company other than a transaction, arrangement or the rendering of any service that is within the ordinary course of business of the Company and that is for Fair Market Value; provided that the foregoing paragraphs shall not apply to:

                  (a) transactions contemplated under Clause Eighth of the Collateral Trust Agreement;

                  (b) any payment of reasonable and customary fees to directors of the Company;

                  (c) any transaction or payment required pursuant to Mexican laws and regulations;

                  (d) any transaction or payment pursuant to any employee, officer or director compensation or benefit plans or arrangements entered into in the ordinary course of business;

                  (e) any transaction or payments made in an aggregate amount not to exceed U.S.$5,000,000 (or its foreign currency equivalent), net of taxes, in any fiscal year;

                  (f) any merger or other transaction with Unefon described and permitted under Article IV that is for Fair Market Value; or

                  (g) any transaction between the Company and any of its Subsidiaries.

                  Section 3.13. Payment of Additional Amounts.

                  (a) The Company is required by Mexican law to deduct and to withhold certain Taxes from payments of interest and amounts deemed interest to investors who are not residents of Mexico for tax purposes, and shall pay to any Holder such additional amounts ("Additional Amounts") on those payments to the extent described in this Section 3.13. To the extent Taxes imposed by Mexico or any political subdivision or taxing authority thereof or therein ("Mexican Taxes") are required to be withheld or deducted from any such payment, the Company shall pay such Additional Amounts as may be necessary to ensure that the net amount actually received by such Holder after such withholding or deduction is equal to the amount that the Holder would have received had no such withholding or deduction been required, provided, however, that no such Additional Amounts shall be payable in respect of any such Mexican Taxes required to be deducted, withheld or otherwise imposed above the amount resulting from a withholding tax rate in Mexico of 4.9% (resulting in a maximum applicable gross-up of approximately 5.1525% of the stated amount of the relevant payment). Any reference in this Indenture or the Notes to principal, premium, interest or any other amount payable in respect of the Notes by the Company shall be deemed also to refer to any Additional Amounts that may be payable with respect to such amounts under the obligations referred to in this Section 3.13.

                  (b) The Company shall not pay Additional Amounts to any Holder for or on account of any of the following:

                           (i) any Taxes imposed solely because of the existence
                  of any present or former connection between such Holder and Mexico (other than the mere receipt of a payment or the ownership or holding of a Note);

                           (ii) any estate, inheritance, gift, sales, transfer
                  or similar tax, assessment or other governmental charge imposed with respect to the Notes;

                           (iii) any Taxes imposed solely because the Holder or
                  any other Person fails to comply with any certification, identification, information, documentation or other reporting requirement if (1) such compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, deduction or withholding of any Taxes for which the Company is required to pay Additional Amounts and (2) at least 30 days prior to the first Interest Payment Date or Change of Control Payment Date with respect to which the Company shall apply this clause (iii), the Company shall have notified the Holder that the Holder shall be required to comply with such requirement;

                           (iv) any Taxes that are payable otherwise than by
                  deduction or withholding from payments on the Notes;

                           (v) any Taxes with respect to such Note presented for
                  payment more than 30 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holders of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 30-day period; and

                           (vi) any payment on the Note to a Holder that is a
                  fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder.

                  (c) Upon request, the Company shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes deducted or withheld. The Company shall make copies of such documentation available to the Holders or the Paying Agent upon request.

                  (d) In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof, such Holder is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company shall be entitled to receive such claim for a refund or credit and Incurs no other obligation with respect thereto (including Incurring any expenses whatsoever necessary to obtain such refund).

                  (e) In the event of any merger or other transaction described and permitted under Article IV that results in a Surviving Entity that is a U.S. or E.U. Country Person, then all references to Mexico, Mexican law or regulations, and Mexican taxing authorities under this Section 3.13 shall be deemed to also include the United States or relevant E.U. Country, as the case may be, and any political subdivision therein or thereof, United States or relevant E.U. Country law or regulations, and any taxing authority of the United States or the relevant E.U. Country or any political subdivision therein or thereof, respectively.

                  Section 3.14. Change of Control.

                  (a) Not later than 60 days following the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1.00) of the Holder's Notes at a purchase price equal to 100% of the principal amount thereof (including any capitalized interest), plus accrued and unpaid interest thereon through the date of the purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Payment").

                  (b) Within 30 days following the date upon which the Change of Control occurred, the Company shall mail, by first-class mail, to each Holder a Change of Control Notice, with a copy to the Trustee and the Collateral Trustee, offering to purchase the Notes as described above (a "Change of Control Offer"). The Change of Control Notice shall state, in addition to the things specified in the definition thereof, the purchase date, which shall be 30 calendar days from the date the Change of Control Notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

                  (c) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                          (i) accept for payment all Notes or portions thereof
                  properly tendered and not withdrawn pursuant to the Change of Control Offer;

                          (ii) deposit with the Paying Agent funds in an amount
                  equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn; and

                          (iii) deliver or cause to be delivered to the Trustee
                  the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

     If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased shall be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note shall be made, as appropriate). Notes (or portions thereof) purchased pursuant to a Change of Control Offer shall be cancelled and cannot be reissued.

                  (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (e) Holders shall not be entitled to require the Company to purchase their Notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

                  (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder in connection with the purchase of Notes in connection with a Change of Control Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by doing so.

                  (g) The Company's obligation to make an offer to purchase the Notes as a result of the occurrence of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of Holders holding in the aggregate at least 51% of the outstanding principal amount of the Notes.

                  Section 3.15. Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be required by applicable law or may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  Section 3.16. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that will not have and will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Company hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE IV

                                SURVIVING ENTITY

                  Section 4.1. Merger, Consolidation and Sale of Assets.

                  (a) The Company shall not merge into or consolidate with any Person, whether or not the Company is the surviving or continuing Person, or sell, assign, transfer, lease or otherwise convey or dispose of all or substantially all of its assets, whether by one transaction or a series of transactions, to any Person unless:

                          (i) either

                             (1) the Company is the surviving or continuing
                       corporation; or

                             (2) the Person (if other than the Company) formed
                       by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance to or other disposition its properties and assets substantially as an entirety (the "Surviving Entity") provides Cash Replacement Collateral in substitution for the existing Collateral at such time prior to, or simultaneous with, consummation of the transaction; provided, however, that if the Surviving Entity is Unefon or an Investment Grade Entity, such Surviving Entity (the "Special Surviving Entity") shall provide, at its option, either Cash Replacement Collateral or Stock Replacement Collateral in substitution for the existing Collateral at such time;

                           (ii) the Board of Directors has approved such
                  transaction and the other Person party to such transaction is either:

                             (1) Unefon; or

                             (2) a Person primarily engaged in a Permitted
                       Business specifically related to the telecommunications business, with a Rating at least as high as that of the Company immediately prior to the announcement of the transaction;

                           (iii) either

                             (1) the Company is the surviving or continuing
                       corporation, or

                             (2) the Surviving Entity:

                                 (A) is a company, corporation,
                             limited partnership or limited liability company organized and validly existing under
                             (i) the laws of Mexico, or (ii) the United
                             States of America, any State thereof or the District of Columbia or (iii) any E.U. Country; and

                                 (B) expressly assumes, by
                             supplemental indenture (in form and
                             substance reasonably satisfactory to the
                             Trustee), executed and delivered to the
                             Trustee and by other documents required
                             under the Collateral Trust Agreement, the due and punctual payment of the Company's Obligations under the Notes and the performance and observance of the covenants of the Notes, this Indenture and the Collateral Trust Agreement on the part of the Company to be performed or observed;

                           (iv) immediately after giving effect to such
                  transaction, no Triggering Event, Default or Event of Default has occurred and is continuing; and

                           (v) the Company or the Surviving Entity has delivered
                  to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if required in connection with such transaction, the supplemental indenture, comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied.

                  (b) Upon the occurrence of any of the transactions permitted by the preceding paragraphs, the Surviving Entity (if not the Company) shall succeed to and become substituted for the Company, and may exercise every right and power of the Company, with the same effect as if it had been named in the Notes and this Indenture. Following such transaction, the Company shall be released from its liability as obligor on the Notes and under this Indenture.

                  (c) In the event of any such sale, assignment, transfer, lease, conveyance or disposition, the Company, as the predecessor entity, may be dissolved, wound-up or liquidated at any time thereafter.

                                   ARTICLE V

                    REDEMPTION AND MARKET PURCHASES OF NOTES

                  Section 5.1. Optional Redemption. The Company may redeem the Notes, as a whole or from time to time in part, subject to the conditions and at the redemption prices specified in the form of Notes in Exhibit A.

                  Section 5.2. Election to Redeem. The Company shall evidence its election to redeem any Notes pursuant to Section 5.1 by a Board Resolution.

                  Section 5.3. Notice of Redemption.

                  (a) The Company shall give or cause the Trustee to give notice of redemption, in the manner provided for in Section 11.2, not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed. If the Company itself gives the notice, it shall also deliver a copy to the Trustee.

                  (b) If either (i) the Company is not redeeming all Outstanding Notes, or (ii) the Company elects to have the Trustee give notice of redemption, then the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (unless the Trustee is satisfied with a shorter period), an Officers' Certificate requesting that the Trustee select the Notes to be redeemed and/or give notice of redemption and setting forth the information required by Section 5.3(c) (with the exception of the identification of the particular Notes, or portions of the particular Notes, to be redeemed in the case of a partial redemption). If the Company elects to have the Trustee give notice of redemption, the Trustee shall give the notice in the name of the Company and at the Company's expense.

                  (c) All notices of redemption shall state:

                           (i) the Redemption Date;

                           (ii) the redemption price and the amount of any
                  accrued interest payable as provided in Section 5.6;

                           (iii) whether or not the Company is redeeming all
                  Outstanding Notes;

                           (iv) if the Company is not redeeming all Outstanding
                  Notes, the aggregate principal amount of Notes that the Company is redeeming and the aggregate principal amount of Notes that will be Outstanding after the partial redemption, as well as the identification of the particular Notes, or portions of the particular Notes, that the Company is redeeming;

                           (v) if the Company is redeeming only part of a Note,
                  the notice that relates to that Note will state that on and after the Redemption Date, upon surrender of that Note, the Holder shall receive, without charge, a new Note or Notes of authorized denominations for the principal amount of the Note remaining unredeemed;

                           (vi) that on the Redemption Date the redemption price
                  and any accrued interest payable to the Redemption Date as provided in Section 5.6 will become due and payable in respect of each Note, or the portion of each Note, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on each Note, or the portion of each Note, to be redeemed, will cease to accrue on and after the Redemption Date;

                           (vii) the place or places where a Holder must
                  surrender the Holder's Notes for payment of the redemption price; and

                           (viii) the CUSIP or ISIN number, if any, listed in
                  the notice or printed on the Notes, and that no representation is made as to the accuracy or correctness of such CUSIP or ISIN number.

                  Section 5.4. Selection of Notes to Be Redeemed in Part.

                  (a) If the Company is not redeeming all Outstanding Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, by lot or in another fair and reasonable manner chosen at the discretion of the Trustee. The Trustee shall make the selection from the Outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount of the Notes to be redeemed. In the event of a partial redemption by lot, the Trustee shall select the particular Notes to be redeemed not less than 30 nor more than 60 days prior to the relevant Redemption Date from the Outstanding Notes not previously called for redemption. The Company may redeem Notes in denominations of U.S.$1.00 only in whole. The Trustee may select for redemption portions (equal to U.S.$1.00 or any integral multiple of U.S.$1.00) of the principal of Notes that have denominations larger than U.S.$1.00.

                  (b) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of that Note which has been or is to be redeemed.

                  Section 5.5. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time on the relevant Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of Dollars in immediately available funds sufficient to pay the redemption price of, and accrued interest on, all the Notes that the Company is redeeming on that date.

                  Section 5.6. Notes Payable on Redemption Date. If the Company, or the Trustee on behalf of the Company, gives notice of redemption in accordance with this Article V, the Notes, or the portions of Notes, called for redemption, shall, on the Redemption Date, become due and payable at the redemption price specified in the notice (together with accrued interest, if any, to the Redemption Date), and from and after the Redemption Date (unless the Company shall default in the payment of the redemption price and accrued interest) the Notes or the portions of Notes shall cease to bear interest. Upon surrender of any Note for redemption in accordance with the notice, the Company shall pay the Notes at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date). If the Company shall fail to pay any Note called for redemption upon its surrender for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

                  Section 5.7. Unredeemed Portions of Partially Redeemed Note. Upon surrender of a Note that is to be redeemed in part, the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of the Note at the expense of the Company, a new Note or Notes, of any authorized denomination as requested by the Holder, in an aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note surrendered, provided that each new Note will be in a principal amount of U.S.$1.00 or integral multiple of U.S.$1.00.

                  Section 5.8. Market Purchases. The Company and its Subsidiaries may at any time and from time to time purchase Notes pursuant to Market Purchases; provided that any Notes so purchased and not sold or reissued and held by the Company or its Subsidiaries on the 60th date after purchase shall be surrendered to the Trustee for cancellation. The Company shall notify the Trustee of any such cancellations simultaneously with the delivery of its financial statements as described in Section 3.5.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

                  Section 6.1. Triggering Events.

                  (a) Each of the following is a "Triggering Event" with respect to the Notes:

                           (i) the default in the payment when due of the
                  principal of any Notes, including the failure to make a required payment to purchase the Notes pursuant to an optional redemption or Change of Control Offer;

                           (ii) the default for 45 days or more in the payment
                  when due of interest (including any related Additional Amounts) on any Notes;

                           (iii)    the failure to perform or comply with
                  Section 3.7, Section 3.8, Section 3.11 and Article IV;

                           (iv) the failure to perform or comply with Section
                  3.9 and Section 3.10;

                           (v) the Lien created by the Collateral Trust
                  Agreement at any time fails to constitute a valid and perfected Lien on the Collateral, except for any failure that is cured within 30 days of its occurrence;

                           (vi) the failure to comply with any other covenant or
                  agreement contained in this Indenture, the Collateral Trust Agreement or the Notes for 90 days or more after written notice to the Company from the Trustee;

                           (vii) the entry by a court of competent jurisdiction
                  of: (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Insolvency Law, suspension of payments, concurso mercantil or other similar law or (2) a decree or order (A) adjudging the Company bankrupt or insolvent, or suspending payments, (B) approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Insolvency Law, (C) appointing a Custodian, receiver, liquidator, assignee, trustee, sindico, conciliador, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or (D) ordering the winding-up or liquidation of the affairs of the Company, and (in the case of both subclauses
                  (1) and (2) above) the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 180 consecutive calendar days;

                           (viii) (1) the commencement by the Company of a
                  voluntary case or proceeding under any applicable Insolvency Law, concurso mercantil or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent,
                  (2) the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Insolvency Law, suspension of payments, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, (3) the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable law, (4) the consent by the Company to the filing of such petition or to the appointment of or taking possession by a Custodian, receiver, liquidator, assignee, trustee, sindico, conciliador, sequestrator or similar official of the Company or of any substantial part of the property of the Company, (5) the making by the Company of an assignment for the benefit of creditors, (6) the admission by the Company in writing of its inability to pay its debts generally as they become due, or (7) the taking of corporate action by the Company in furtherance of any action referred to in clauses (1) - (6) above (evidenced by the adoption of a corporate resolution in favor of any such actions or an action of any of the officers of the Company that similarly binds the Company); and

                           (ix) the failure by the Company to pay one or more
                  final, non-appealable judgments against it, aggregating U.S.$15,000,000 (or its foreign currency equivalent) or more, which are not paid, discharged or stayed for a period of 120 days or more after such judgment or judgments become final and non-appealable.

                  (b) The Company shall deliver to the Trustee upon becoming aware of any Triggering Event, Default or Event of Default written notice in the form of an Officers' Certificate of such Triggering Event, Default or Event of Default, its status and what action the Company proposes to take in respect thereof.

                  (c) Upon the occurrence of a "Triggering Event" with respect to the Notes, a written notice of such Triggering Event may be delivered (a "Trigger Notice") to the Company, the Trustee (if applicable) and the Collateral Trustee:

                           (i) if an event specified in this Section 6.1(a)(i)
                  or Section 6.1(a)(v) has occurred and is continuing, by any Holder or the Trustee;

                           (ii) if an event specified in this Section 6.1(a)(ii)
                  has occurred and is continuing, by Holders of at least 33.3% in principal amount outstanding of the Notes; provided, however, that if such Triggering Event shall have occurred and be continuing for more than 45 days, then by Holders of at least 25% in principal amount outstanding of the Notes;

                           (iii) if an event specified in this Section
                  6.1(a)(iv) has occurred and is continuing for at least 120 days, by Holders of at least a majority in principal amount outstanding of the Notes; provided, however, that if such Triggering Event shall have occurred and be continuing for more than 60 days, then by Holders of at least 25% in principal amount outstanding of the Notes; or

                           (iv) if a Triggering Event, other than a Triggering
                  Event specified in Sections 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iv), 6.1(a)(v), 6.1(a)(vii) or 6.1(a)(viii), has occurred and is continuing for at least 120 days, by Holders of at least a majority of the principal amount outstanding of the Notes;

                  provided, in each case, that any Trigger Notice delivered to the Collateral Trustee by the Holders shall be accompanied by (or promptly followed by) a written certificate from the Trustee stating that such Trigger Notice has been delivered pursuant to this Section 6.1.

                  Section 6.2. Events of Default.

                  (a) If a Triggering Event:

                           (i) other than a Triggering Event specified in
                  Section 6.1(a)(v), 6.1(a)(vii) or 6.1(a)(viii), has occurred and is continuing, and a Trigger Notice has been validly delivered to the Company and the Foreclosure Period has concluded, then each such Triggering Event shall constitute an event of default ("Event of Default") and the unpaid principal (including any capitalized interest) of, and accrued and unpaid interest (including any related Additional Amount) on, all the Notes will become immediately due and payable, without any other declaration or other act on the part of the Trustee or any Holder;

                           (ii) specified in Section 6.1(a)(v) has occurred and
                  is continuing, and a Trigger Notice has been validly delivered to the Company, then an Event of Default shall occur and the unpaid principal (including any capitalized interest) of, and accrued and unpaid interest (including any related Additional Amount) on, all the Notes will become immediately due and payable, without any further act on the part of the Trustee or any Holder, and the Trustee and, to the extent expressly provided in this Indenture, any Holder shall be permitted to pursue Enforcement Actions;

                           (iii) specified in Section 6.1(a)(vii) or Section
                  6.1(a)(viii) has occurred and is continuing, then an Event of Default shall occur (without the need for the delivery of a Trigger Notice) and the unpaid principal (including any capitalized interest) of, and accrued and unpaid interest (including any related Additional Amount) on, all the Notes will become immediately due and payable without further act on the part of the Trustee or any Holder, and the Trustee and, to the extent expressly provided in this Indenture, any Holder shall be permitted to pursue Enforcement Actions;

                  (b) If the Notes are secured by Cash Replacement Collateral, then in all cases, if a Triggering Event has occurred and is continuing, and (except in the case of a Triggering Event specified in Section 6.1(a)(vii) or Section 6.1(a)(viii)) a Trigger Notice has been validly delivered to the Company, then an Event of Default shall occur and the unpaid principal (including any capitalized interest) of, and accrued and unpaid interest (including any related Additional Amount) on, all the Notes will become immediately due and payable, without any further act on the part of the Trustee or any Holder, and the Trustee and, to the extent expressly provided in this Indenture, any Holder shall be permitted to pursue Enforcement Actions.

                  (c) At any time after the delivery of a Trigger Notice, the same percentage of Holders that was required for the delivery of such Trigger Notice may rescind and cancel such Trigger Notice and its consequences (including, without limitation, any ongoing foreclosure proceedings):

                           (i) if the rescission would not conflict with any
                  judgment or decree;

                           (ii) if all existing Events of Default have been
                  cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

                           (iii) to the extent the payment of such interest is
                  lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid; and

                           (iv) if the Company has paid the Trustee its
                  reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

     No rescission will affect any subsequent Triggering Event, Default or Event of Default or impair any rights relating thereto.

                  Section 6.3. Other Remedies.

                  (a) If an Event of Default occurs and is continuing, subject to the provisions of the Collateral Trust Agreement, the Trustee may pursue any available remedy to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  Section 6.4. Waiver of Past Defaults. Subject to Section 6.2(c), the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except to the extent expressly prohibited by the TIA (to the extent applicable).

                  Section 6.5. Control by Majority. The Holders of a majority in principal amount of the Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to Section 7.1 and Section 7.2, however, the Trustee may refuse to follow any direction that conflicts with law or this Indenture; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

                  Section 6.6. Limitation on Suits and Exercise of Remedies.

                  (a) Each of the Trustee and the Holders shall not exercise or seek to exercise any Enforcement Action, or institute any action or proceeding with respect to any Enforcement Action unless and until either
     (i) the Foreclosure Period has been initiated and concluded or (ii) a Triggering Event specified in Section 6.1(a)(v), Section 6.1(a)(vii) or
     Section 6.1(a)(viii) has occurred and is continuing and then, in each case, only to the extent expressly provided for herein or as required by the TIA; provided, however, there shall be no limitation on the ability of the Trustee and, to the extent expressly provided for herein, the Holders to pursue any Enforcement Action if Cash Replacement Collateral is substituted for Collateral in accordance with Section 4.1.

                  (b) Subject to a sale of Share Collateral (but not Cash Replacement Collateral) within the Foreclosure Period, a Holder's sole remedy in respect of the Notes shall be the distribution, as soon as practicable after the expiration of the Foreclosure Period, by the Collateral Trustee of the Share Collateral to the Holders on a pro rata basis in exchange for, and in full payment and satisfaction of all Obligations under the Notes, which shall be delivered for cancellation to the Company; provided, however, that any delay in the distribution of the Share Collateral to the Holders after the expiration of the Foreclosure Period caused by an action taken by the Company or any of its Affiliates (including the Salinas Group) with the intent to impede or otherwise frustrate such distribution shall result in the Holders being able to assert a claim against the Company to the fullest extent permitted by applicable law for any damages to such Holders resulting from such delay.

                  (c) No Holder of any Note will have any right by virtue of or by availing itself of any provision of this Indenture or the Notes to institute any suit, action or proceeding in equity or at law, or otherwise, upon or under or with respect to this Indenture or the Notes, or for any remedy thereunder, unless such Holder is otherwise entitled to bring an Enforcement Action at such time and:

                           (i) Holders of at least 25% in principal amount of
                  the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                           (ii) such Holders of the Notes provide to the Trustee
                  satisfactory indemnity;

                           (iii) the Trustee does not comply within 60 days; and

                           (iv) during such 60 day period the Holders of a
                  majority in principal amount of the Outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

                  Section 6.7. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.6), the right of any Holder to receive payment of principal of or interest on the Notes held by such Holder, on or after the respective due dates, Redemption Dates or repurchase dates expressed in this Indenture or the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) and Section 6.1(a)(ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with applicable interest on any overdue principal and, to the extent lawful, interest on overdue interest) and the amounts provided for in Section 7.7.

                  Section 6.9. Trustee May File Proofs of Claim, etc.

                  (a) The Trustee may (irrespective of whether the principal of the Notes is then due):

                           (i) file such proofs of claim and other papers or
                  documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders under this Indenture and the Notes allowed in any bankruptcy, insolvency, liquidation or other judicial proceedings relative to the Company or any Subsidiary of the Company or their respective creditors or properties; and

                           (ii) collect and receive any moneys or other property
                  payable or deliverable in respect of any such claims and distribute them in accordance with this Indenture.

     Any receiver, trustee, liquidator, sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.7.

                  (b) Nothing in this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.7;

                  SECOND: if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

                  THIRD: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  FOURTH: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may, upon notice to the Company, fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

                  Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to
Section 6.7 or a suit by Holders of more than 10% in principal amount of Outstanding Notes.

                                  ARTICLE VII

                                     TRUSTEE

                  Section 7.1. Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of
     Default:

                           (i) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                           (i) this paragraph (c) does not limit the effect of
                  paragraph (b) of this Section 7.1;

                           (ii) the Trustee shall not be liable for any error of
                  judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to
                  any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, Section 6.4 or Section 6.5.

                  (d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII and to the provisions of the TIA.

                  (h) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be Incurred by it in compliance with such request or direction.

                  Section 7.2. Rights of Trustee. Subject to Section 7.1:

                  (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting at the direction of the Company, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) If the Trustee shall determine, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                  (i) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  (j) The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company and any Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

                  (k) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

                  Section 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-Registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.

                  Section 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

                  Section 7.5. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

                  Section 7.6. Reports by Trustee to Holders. The Trustee shall comply with TIA ss. 313. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

                  Section 7.7. Compensation and Indemnity.

                  (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

                  (b) The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees and expenses) Incurred by it without negligence, willful misconduct or bad faith on its part in connection with the acceptance and administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee's own negligence, willful misconduct or bad faith.

                  (c) To secure the Company's payment obligations in this
     Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section
     7.7 shall not be subordinate to any other liability or Indebtedness of the Company.

                  (d) The Company's payment obligations pursuant to this Section
     7.7 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee Incurs expenses after the occurrence of an event described in Section 6.1(a)(vii) or
     Section 6.1(a)(viii), the expenses are intended to constitute expenses of administration under any Insolvency Law; provided, however, that this shall not affect the Trustee's rights as set forth in this Section 7.7 or Section 6.10.

                  Section 7.8. Replacement of Trustee.

                  (a) The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee reasonably acceptable to the Company. The Company shall remove the Trustee if:

                           (i) the Trustee fails to comply with Section 7.10;

                           (ii) the Trustee is adjudged bankrupt or insolvent;

                           (iii) a receiver or other public officer takes charge
                  of the Trustee or its property; or

                           (iv) the Trustee otherwise becomes incapable of
                  acting.

                  (b) If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the retiring Trustee shall assign to the successor Trustee its rights and obligations under the Collateral Trust Agreement. The successor Trustee shall mail a notice of its succession to Holders and the Collateral Trustee. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

                  (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Outstanding Notes may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

                  Section 7.9. Successor Trustee by Merger.

                  (a) If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                  (b) In case at the time such successor or successors to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DEFEASANCE; DISCHARGE OF INDENTURE

                  Section 8.1. Legal Defeasance and Covenant Defeasance.

                  (a) The Company may, at its option by the resolution of its Board of Directors, at any time, elect to have either paragraph (b) or (c) of this Section 8.1 be applied to all Outstanding Notes upon compliance with the conditions set forth in Section 8.2.

                  (b) Upon the Company's exercise under paragraph (a) of this
     Section 8.1 of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.2, be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date all of the conditions set forth in
     Section 8.2 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be Outstanding only for the purposes of Section 8.3 and the other Sections of this Indenture referred to in clause (i) or (ii) of this paragraph (b), and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

                           (i) the rights of Holders of Outstanding Notes to
                  receive solely from the trust fund described in Section 8.3, and as more fully set forth in Section 8.3, payments in respect of the principal of and interest on such Notes when such payments are due;

                           (ii) the Company's obligations with respect to such
                  Notes under Article II and Section 3.2;

                           (iii) the rights, powers, trusts, duties and
                  immunities of the Trustee hereunder and the Company's obligations in connection therewith; and

                           (iv) this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) of this Section 8.1.

                  (c) Upon the Company's exercise under paragraph (a) of this
     Section 8.1 of the option applicable to this paragraph (c), the Company shall, subject to the satisfaction of the applicable conditions set forth in Section 8.2, be released from its obligations under the covenants contained in Section 3.3(a), Section 3.4, Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 3.9, Section 3.10, Section 3.11, Section 3.12,
     Section 3.14, Section 3.15, Section 3.16, Section 4.1(a)(ii), Section 4.1(a)(iv) and Section 4.1(a)(v) with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Triggering Event, a Default or an Event or Default under or in respect of Section 6.1(a)(iii) (except as it applies to the provisions of Article IV that are not released pursuant to this Section 8.1(c), Section 4.1(a)(i), Section 4.1(a)(iii), Section 4.1(b) and Section 4.1(c)), Section 6.1(a)(iv), Section 6.1(a)(v) and Section 6.1(a)(vi), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  Section 8.2. Conditions to Defeasance. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

                  (a) the Company shall irrevocably have deposited or caused to be deposited with the Trustee funds in trust, for the benefit of Holders, Cash or U.S. Government Obligations, or a combination thereof, sufficient, in the opinion of a recognized firm of independent certified public accountants, to pay and discharge the principal of and each installment of interest (and Additional Amounts) on such Notes on the stated maturity of such principal or installment of interest in accordance with the terms of this Indenture and of the Notes;

                  (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling; or (ii) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (d) no Triggering Event, Default or Event of Default shall have occurred and be continuing on the date of such deposit or will occur as a result of such deposit or, insofar as Triggering Events or Events of Default resulting from bankruptcy or insolvency events are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                  (e) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in this Indenture and for purposes of the Trust Indenture Act with respect to any of the Company's securities;

                  (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

                  (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for relating to either Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with and no violations under instruments or agreements governing any of the Company's other outstanding Indebtedness would result as a consequence of such Legal Defeasance or Covenant Defeasance, as the case may be;

                  (h) the Company shall have delivered to the Trustee an Opinion of Counsel (which shall be Mexican counsel) (subject to customary assumptions and exclusions) to the effect that after two years following the deposit, the trust funds deposited in accordance will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally under the laws of Mexico; and

                  (i) the Company shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to the terms of this Indenture.

                  Section 8.3. Application of Trust Money. The Trustee shall hold in trust Dollars or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the Dollars from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

                  Section 8.4. Repayment to Company.

                  (a) The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

                  (b) Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

                  Section 8.5. Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  Section 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such Dollars or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the Dollars or U.S. Government Obligations held by the Trustee or Paying Agent.

                  Section 8.7. Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all Outstanding Notes when:

                  (a) either:

                           (i) all the Notes theretofore executed, authenticated
                  and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (ii) all Notes not theretofore delivered to the
                  Trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the Trustee Dollars or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on the Notes to the date of deposit, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment;

                  (b) the Company has paid all other sums payable under this Indenture and the Notes by the Company, or the Collateral Trustee has distributed, on a pro rata basis, Share Collateral to the Holders pursuant to Clause Eighth(c)(10) of the Collateral Trust Agreement; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                                   ARTICLE IX

                                   AMENDMENTS

                  Section 9.1. Without Consent of Holders.

                  (a) The Company, the Trustee and the Collateral Trustee (in the case of the Collateral Trust Agreement only) may amend this Indenture, the Notes or the Collateral Trust Agreement without notice to or consent of any Holder:

                           (i) to cure any ambiguity, omission, defect or
                  inconsistency;

                           (ii) to comply with Article IV in respect of the
                  assumption by a Surviving Entity of the obligations of the Company under the Notes and this Indenture;

                           (iii) to provide for uncertificated Notes in addition
                  to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

                           (iv) to add Guarantees with respect to the Notes or
                  to secure the Notes;

                           (v) to add to the covenants of the Company for the
                  benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                           (vi) to comply with any requirements of the SEC in
                  connection with qualifying this Indenture under the TIA; or

                           (vii) to make any change that does not, in the
                  opinion of the Trustee, adversely affect the rights of any Holder in any material respect.

                  (b) After an amendment under this Section 9.1 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

                  Section 9.2. With Consent of Holders.

                  (a) The Company, the Trustee and the Collateral Trustee (in the case of the Collateral Trust Agreement only) may amend this Indenture, the Notes or the Collateral Trust Agreement without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder affected, an amendment may not:

                           (i) reduce the amount of Notes whose Holders must
                  consent to an amendment or waiver;

                           (ii) reduce the rate of or change or have the effect
                  of changing the time for payment of interest, including Defaulted Interest, on any Notes (other than a postponement of such interest payments for a period not to exceed three years, which may be made with the consent of the Holders of at least 75% in principal amount of the then Outstanding Notes issued under this Indenture);

                           (iii) reduce the principal of or change or have the
                  effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption, or reduce the redemption price therefor; or

                           (iv) make any change in the provisions of this
                  Indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such Notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Outstanding Notes to waive Triggering Events, Defaults or Events of Default.

                  (b) It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  (c) After an amendment under this Section 9.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment, supplement or waiver under this Section 9.2.

                  Section 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                  Section 9.4. Waivers. The Company may omit in any particular instance to comply with any covenant or condition contained in this Indenture if before the time for such compliance the Holders of at least a majority in aggregate principal amount of Outstanding Notes shall, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the Company's obligations and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                  Section 9.5. Revocation and Effect of Consents and Waivers.

                  (a) A consent to an amendment, supplement or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder, except as otherwise provided in this Article IX. An amendment, supplement or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.2.

                  (b) The Company may, but shall not be obligated to, fix a record date, which need not be the date provided in TIA ss. 316(c) to the extent it would otherwise be applicable, for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

                  Section 9.6. Notation on or Exchange of Notes. If an amendment or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note will execute and upon Company Order the Trustee will authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

                  Section 9.7. Trustee to Sign Amendments and Supplements. The Trustee shall sign any amendment or supplement authorized pursuant to this
Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment or supplement the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, in addition to the documents required by Section 11.4, and (subject to Section
7.1 and Section 7.2) shall be fully protected in relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel stating that such amendment or supplement is authorized or permitted by this Indenture.

                                   ARTICLE X

                             COLLATERAL AND SECURITY

                  Section 10.1. The Collateral Trust Agreement. The due and punctual payment of the principal of, interest and additional interest, if any, on and Additional Amounts with respect to the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, interest and additional interest, if any, on and Additional Amounts with respect to the Notes and performance of all other Obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are and will be secured as provided in the Collateral Trust Agreement which defines the terms of the Lien that secures the Obligations under this Indenture and the Notes and provides that the Lien granted thereunder secures the Obligations under this Indenture and the Notes on a first-priority basis subject to the terms of the Collateral Trust Agreement. Each Holder, by its acceptance of a Note, consents and agrees to all of the terms of the Collateral Trust Agreement (including the provisions providing for the exercise of remedies and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee to enter into the Collateral Trust Agreement and to perform or cause to be performed obligations and exercise rights thereunder in accordance therewith. To the extent permitted by, and subject to the terms of the Collateral Trust Agreement, the Company shall deliver to the Trustee copies of all documents delivered from time to time to the Collateral Trustee pursuant to the Collateral Trust Agreement, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 10.1, to assure and confirm to the Trustee the Liens upon the Collateral contemplated hereby, by the Collateral Trust Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Obligations secured hereby, according to the intent and purposes herein and therein expressed. The Trustee and the Company hereby acknowledge and agree that the Collateral Trustee holds the Collateral for the ratable benefit of the Holders and the Trustee subject to the terms of the Collateral Trust Agreement.

                  Section 10.2. Suits to Protect the Collateral. Subject in all respects to the terms and conditions of the Collateral Trust Agreement and the limitations set forth in Section 6.6(a) hereof, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or the Collateral Trust Agreement, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under the Collateral Trust Agreement, or be prejudicial to the interests of the Holders or the Trustee.

                  Section 10.3. Possession of the Collateral. Subject to the terms and conditions of this Indenture and the Collateral Trust Agreement, unless a Triggering Event or an Event of Default has occurred and is continuing, the Company shall be entitled to (a) direct the manner in which the Collateral Trustee receives all cash dividends and other payments made upon or in respect of the Collateral, and (b) exercise, through the Collateral Trustee pursuant to the Collateral Trust Agreement, any voting and other rights in respect thereof and generally to remain in possession of and to retain exclusive control over the Collateral, in each case in the ordinary course of business.

                  Section 10.4. Actions by the Trustee. Subject in all respects to the terms and conditions of the Collateral Trust Agreement and the limitations set forth in Section 6.6(a) hereof, the Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture or the Collateral Trust Agreement, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and those of the Holders in the Collateral. No duty beyond that set forth in Section 7.1 is imposed on the Trustee pursuant to this Section 10.4.

                  Section 10.5. Authorization of Actions To Be Taken by the Trustee Under the Collateral Trust Agreement. (a) Subject to the provisions of
Section 6.6 and Article IX hereof and the Collateral Trust Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, or direct, on behalf of the Holders, the Collateral Trustee to take, all actions it deems necessary or appropriate in order to: (i) enforce any of the terms of the Collateral Trust Agreement; and
(ii) collect and receive any and all amounts payable in respect of the Obligations of the Company.

                  Section 10.6. Authorization of Receipt and Distribution of Funds by the Trustee. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Trust Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                  Section 10.7. Release of Collateral; Termination of Security Interest.

                  (a) Collateral may be released from the Liens and security interest created by the Collateral Trust Agreement at any time or from time to time in accordance with the provisions of the Collateral Trust Agreement and this Indenture (including upon compliance with the conditions set forth in Section 8.2 for Legal Defeasance or Covenant Defeasance). Upon the written request of the Company pursuant to an Officers' Certificate and an Opinion of Counsel delivered to the Trustee certifying that all conditions precedent hereunder have been met and the compliance with the applicable provisions of the Collateral Trust Agreement and this Indenture and without the consent of any Holder, the Company and the Trustee will be entitled to releases of assets included in the Collateral from the Liens securing the Notes in connection with the provision of Cash Replacement Collateral or Stock Replacement Collateral pursuant to Section 4.1(a)(i)(2) or pursuant to the Collateral Trust Agreement.

                  (b) The Trustee shall, at the written request of the Company, deliver a certificate to the Collateral Trustee stating that the Obligations of the Company hereunder have been satisfied (including, pursuant to Clause Eighth(c)(10) of the Collateral Trust Agreement, by means of a pro rata distribution of Share Collateral by the Collateral Trustee to the Holders). In connection with such instruction, the Trustee shall request the Collateral Trustee to execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of all such Liens.

                  (c) The release of any Collateral from the terms of the Collateral Trust Agreement and the Liens created thereby shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Collateral Trust Agreement and this Indenture.

                  Section 10.8. Instructions under the Collateral Trust Agreement. Directions or instructions under the Collateral Trust Agreement may be made by the Trustee acting at the written direction or with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes issued under this Indenture.

                  Section 10.9. Certificates of the Company. To the extent applicable, the Company shall comply (or cause compliance) with Section 313(b) of the TIA, relating to reports, and Section 314(d) of the TIA, relating to the release of property or securities from the lien and security interest of the Collateral Trust Agreement and relating to the substitution therefor of any property or securities to be subjected to the lien and security interest of the Collateral Trust Agreement. Any certificate or opinion required by Section 314(d) of the TIA may be as an Officers' Certificate except in cases where
Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

                  Section 10.10. Execution of Release by Collateral Trustee. In the event that the Company wishes the Trustee to deliver written notice to the Collateral Trustee requesting that the Collateral Trustee execute a release of any Collateral from the lien of the Collateral Trust Agreement in accordance with this Indenture and the Collateral Trust Agreement, it shall furnish the Trustee an Officers' Certificate complying with Section 11.4(a) certifying that all conditions precedent have been met and that no consent of the Holders is required, together with any documents required by Section 10.9 or any other provision of this Indenture, and deliver as required by this Indenture, an Opinion of Counsel to the effect that such accompanying documents constitute all the documents required by this Indenture and by Section 314(d) of the TIA or that no such documents are so required. Upon the receipt of such documents the Trustee shall deliver a written notice to the Collateral Trustee requesting that it execute a release of the Collateral. The Trustee, however, shall have no duty to confirm the legality or validity of such documents, its sole duty being to certify that it has received such documentation which on its face conforms to
Section 314(d) of the TIA.

                  Section 10.11. Recording and Opinions.

                  (a) As required by the provisions of the Collateral Trust Agreement, the Company shall take all action required to perfect, maintain, preserve and protect the Lien on and security interest in the Collateral granted by the Collateral Trust Agreement (subject only to Permitted Liens) in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Collateral Trust Agreement to all property comprising the Collateral. The Company shall from time to time promptly pay all financing statement, continuation statement and registration and/or filing fees, charges and taxes relating to this Indenture and the Collateral Trust Agreement, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Trust Agreement. The Trustee shall have no obligation to, nor shall it be responsible for any failure to, so register, file or record.

                  (b) The Company shall furnish to the Trustee within three months after each anniversary of the Issue Date an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken (and stating what actions, if any, are necessary to be taken within the next calendar year) with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture and the Collateral Trust Agreement, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens intended to be created by the Collateral Trust Agreement and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  Section 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

                  Section 11.2. Notices.

                  (a) Any notice or communication shall be in writing and delivered in person or by facsimile or mailed by first-class mail, postage prepaid, addressed as follows:

                  if to the Company:

                  Grupo Iusacell, S.A. de C.V.
                  Montes Urales No. 460
                  Colonia Lomas de Chapultepec
                  Delegacion Miguel Hidalgo, 11000
                  Mexico, D.F.
                  Attention:  Jose Victor Ferrer Vargas
                  Phone:  +52-55-5109-5273
                  Facsimile:  +52-55-5109-5939

                  if to the Trustee:

                  Law Debenture Trust Company of New York
                  400 Madison Avenue, 4th Floor
                  New York, NY 10017
                  Attention:  Adam Berman
                  Phone:  +1-212-750-6474
                  Facsimile:  +1-212-750-1361

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  (b) Any notice or communication mailed to a registered Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  (c) Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  Section 11.3. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  Section 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  Section 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion, including each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

In giving an Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

                  Section 11.6. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  Section 11.7. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City or Mexico. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  Section 11.8. Governing Law, etc.

                  (a) THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

                  (b) The Company hereby:

                           (i) agrees that any suit, action or proceeding
                  against it arising out of or relating to this Indenture or the Notes, as the case may be, may be instituted in any Federal or state court sitting in The City of New York;

                           (ii) waives to the fullest extent permitted by
                  applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum;

                           (iii) irrevocably submits to the non-exclusive
                  jurisdiction of such courts in any suit, action or proceeding;

                           (iv) agrees that final judgment in any such suit,
                  action or proceeding brought in such a court shall be conclusive and binding may be enforced in the courts of the jurisdiction of which it is subject by a suit upon judgment; and

                           (v) agrees that service of process by mail to the
                  addresses specified herein shall constitute personal service of such process on it in any such suit, action or proceeding.

                  (c) The Company has agreed that service of all writs, claims, process and summonses in any related proceeding brought against it in the State of New York (collectively referred to as a "Related Proceeding") may be made upon Law Debenture Corporate Services (the "Process Agent"), and the Company irrevocably appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and has agreed that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company has agreed to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

                  (d) To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any Related Proceeding any time brought against it or any of its revenues, assets or properties in the courts identified in this Section 11.8, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Company has irrevocably agreed not to claim and has irrevocably waived such immunity to the fullest extent permitted by law (including, without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States). The Company has agreed that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding on it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment, provided that service of process is effected upon it in the manner specified in this Indenture or as otherwise permitted by law.

                  (e) Nothing in this Section 11.8 shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law.

                  Section 11.9. No Recourse Against Others. An incorporator, director, officer, employee, stockholder or member, as such, of the Company shall not have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws of the United States and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.

                  Section 11.10. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  Section 11.11. Duplicate and Counterpart Originals. The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture. This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

                  Section 11.12. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 11.13. Conversion of Currency. The Company covenants and agrees that the following provisions shall apply to conversion of currency in the case of the Notes and this Indenture:

                  (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due under this Indenture or under the Notes from one currency into another currency, the Company has agreed and each Holder agrees, to the fullest extent that the Company and each Holder may effectively do so, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, such Holder could purchase the first currency with such other currency in the city that is the principal financial center of the country of issue of the first currency on the day, two Business Days preceding the day on which final judgment is given, which is also a day on which banks are open in Mexico.

                  (b) To the extent permitted by applicable law, the Company's obligation in respect of any sum payable by the Company to a Holder shall, notwithstanding any judgment in a currency (the "Judgment Currency"), other than that in which such sum is denominated in accordance with the applicable provisions of this Indenture (the "Security Currency"), be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in the Judgment Currency, such Holder may, in accordance with normal banking procedures, purchase the Security Currency with the Judgment Currency. If the amount of the Security Currency so purchased is less than the sum originally due to such Holder in the Security Currency, determined in the manner set forth above, the Company has agreed, as a separate obligation and notwithstanding any such judgment, to indemnify such Holder against such loss, and if the amount of the Security Currency so purchased exceeds the sum originally due to such Holder, such Holder agrees to remit to the Company such excess; provided that such Holder shall have no obligation to remit any such excess as long as the Company shall have failed to pay such Holder any obligation due and payable under this Indenture in which case any such excess may be applied to such obligations of the Company under this Indenture or the Notes.

                  Section 11.14. Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                              GRUPO IUSACELL, S.A. DE C.V.


                                              By:_________________________
                                                 Name:
                                                 Title:


                                              By:_________________________
                                                 Name:
                                                 Title:





                                              LAW DEBENTURE TRUST COMPANY OF
                                              NEW YORK,
                                              as Trustee


                                              By:_________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A

                                  FORM OF NOTE


         [Include the following legend for Global Notes only:

         "THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."]

         THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION, PLEASE CONTACT SAGRARIO SANCHEZ COLORADO, CORPORATE COUNSEL, AT +52-55-5109-5757.

                              FORM OF FACE OF NOTE

No. [___]                                 Principal Amount U.S.$[______________]

                  [If the Note is a Global Note include the following two lines:
                                     as revised by the Schedule of Increases and
                                       Decreases in Global Note attached hereto]

                                                         CUSIP NO. ____________
                                                         ISIN NO. _____________

                  Grupo Iusacell, S.A. de C.V., a Mexican sociedad anonima de capital variable, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars [If the Note is a Global Note, add the following, as revised by the Schedule of Increases and Decreases in Global Note attached hereto], on December 31, 2013.

                  Interest Payment Dates:  June 30 and December 31

                  Record Dates:            June 15 and December 15

                  Additional provisions of this Note are set forth on the other side of this Note.

                                              GRUPO IUSACELL, S.A. DE C.V.


                                              By:_________________________
                                                 Name:
                                                 Title:


                                              By:_________________________
                                                 Name:
                                                 Title:


TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

Law Debenture Trust Company of New York, as Trustee, certifies that this is one of the Notes referred to in the Indenture.



By:  ___________________
     Authorized Signatory                    Date:  ___________________

                          FORM OF REVERSE SIDE OF NOTE

                        10% Senior Secured Notes Due 2013

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

1.       Interest

                  Grupo Iusacell, S.A. de C.V., a Mexican sociedad anonima de capital variable (together with its successors and assigns under the Indenture, the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above.

                  The Company will pay interest semiannually in arrears on each Interest Payment Date of each year commencing June 30, 2007. Payments will be made to the persons who are Holders at the close of business on June 15 and December 15, respectively, immediately preceding the applicable Interest Payment Date (the "Record Date"), except that, in the case of the first such payment, if the Issue Date occurs between June 15 and June 30 or between December 15 and December 31, then the Record Date for such first payment will be the Issue Date and such first payment will be made to the persons who are Holders at the close of business on the Issue Date. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from and including January 1, 2007. For purposes of calculating interest payable on the first Interest Payment Date only, such calculation shall assume that the principal amount of the Notes outstanding for purposes of interest accrued from January 1, 2007 to the Issue Date is U.S. $175,000,000. The Company shall pay interest on overdue principal (plus interest on such interest to the extent lawful), at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  For any Interest Payment Date, the Company may, at its option, elect to:

                  1) pay interest on the Notes entirely in Cash; or

                  2) capitalize up to 40% of the interest due on any Interest Payment Date that is not otherwise paid on such date because of the election to so capitalize, in which case the principal amount of the Outstanding Notes will be increased by the capitalized amount on a pro rata basis.

                  The Company must elect the form of interest payment with respect to each interest period by delivering a written notice to the Trustee on or before the date that is 15 days prior to the applicable Record Date, except that, in the case of the first such payment, if the Issue Date occurs between June 1 and June 30 or between December 1 and December 31, the Company must make such election on or before the Issue Date. The Trustee will promptly deliver a corresponding notice to the Holders. In the absence of a timely delivered notice of election, interest on the Outstanding Notes will be payable entirely in Cash.

                  The Company may, on a one-time basis by providing written notice to the Trustee at least 15 days prior to a Record Date, either:

                  1) reschedule in its entirety a single semi-annual interest payment to the next scheduled Interest Payment Date, or

                  2) capitalize in its entirety a single semi-annual interest payment, in which case the principal amount of the Outstanding Notes will be increased by the capitalized amount. In the event that the Company elects to capitalize the interest, such notice will specify the amount of interest that will be capitalized and the corresponding increase in the principal amount of each Outstanding Note.

                  Following an increase in the principal amount of the Outstanding Notes as a result of a capitalization of interest (1) capitalized interest on the Outstanding Notes will be payable by increasing the principal amount of the Outstanding Notes in an amount equal to the amount of capitalized interest for the applicable period (rounded to the nearest U.S.$1.00); and (2) the Outstanding Notes shall bear interest on such increased principal amount from and after the date of such capitalization of interest.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Insolvency Law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest ("Defaulted Interest") without regard to any applicable grace periods at the rate of 2.0% per annum in excess of the rate shown on this Note, as provided in the Indenture.

                  To the extent Mexican Taxes are required to be withheld or deducted from any such payment, the Company shall pay, as provided for in and subject to the limitations set forth in the Indenture, such Additional Amounts as may be necessary to ensure that the net amount actually received by the Holder after such withholding or deduction is equal to the amount that the Holder would have received had no such withholding or deduction been required, provided, however, that no such Additional Amounts shall be payable in respect of any such Mexican Taxes required to be deducted, withheld or otherwise imposed above the amount resulting from a withholding tax rate in Mexico of 4.9% (resulting in a maximum applicable gross-up of approximately 5.1525% of the stated amount of the relevant payment).

2.       Method of Payment

                  Prior to 10:00 a.m. New York City time on the date on which any principal of or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal and/or interest (subject to any capitalization of interest permitted pursuant to the Indenture). The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the Record Date preceding the Interest Payment Date even if Notes are canceled, repurchased or redeemed after the Record Date and on or before the relevant Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in Dollars.

                  Payments in respect of Notes represented by a Global Note (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by DTC. The Company will make all payments in respect of a Certificated Note (including principal and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least U.S.$1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

                  Initially, Law Debenture Trust Company of New York (the "Trustee") will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company may act as Paying Agent, Registrar or co-Registrar.

4.       Indenture

                  The Company issued the Notes under an Indenture, dated as of June [ ], 2007 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as amended or supplemented from time to time.

                  The Notes are general secured obligations of the Company limited to U.S.$178,150,002 aggregate principal amount plus the amount of any interest that is capitalized pursuant to the terms of the Indenture. The Notes are secured as set forth in the Indenture and the Collateral Trust Agreement.

                  The Indenture imposes certain limitations on, among other things, the ability of the Company to: Incur Indebtedness, make Restricted Payments, Incur Liens, make Restricted Sales, make equity issuances, enter into transactions with Affiliates, or consolidate or merge or transfer or convey all or substantially all of the Company's assets.

5.       Redemption

                  The Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time prior to their maturity at a redemption price equal to (but without duplication):

                  1) 100% of the unpaid principal amount of the Notes, including any capitalized interest, plus

                  2) the interest on such principal amount accrued and unpaid through the date of redemption, plus

                  3) Additional Amounts, if any, payable in respect of such Notes.

                  In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Article V of the Indenture. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6.       Repurchase Provisions

                  Not later than 60 days following the occurrence of a Change of Control, each Holder of Notes will have the right to require that the Company purchase all or a portion (in integral multiples of U.S.$1.00) of the Holder's Notes at a purchase price equal to 100% of the principal amount (including any capitalized interest) thereof, plus accrued and unpaid interest through the date of purchase. Within 30 days following the date upon which the Change of Control occurred, the Company must make a Change of Control Offer pursuant to a Change of Control Notice. As more fully described in the Indenture, the Change of Control Notice shall state, among other things, the Change of Control Payment Date, which shall be the day that is 30 days from the date the notice is mailed, other than as may be required by applicable law.

7.       Collateral Trustee

                  The Holder of this Note by its acceptance of this Note is deemed to have appointed the Trustee as its agent for the purpose of appointing, designating and authorizing Banco Invex, S.A. Institucion de Banca Multiple, Invex Grupo Financiero, Fiduciario to act as Collateral Trustee pursuant to and in accordance with the terms and conditions set forth in respect of the Collateral Trustee in the Collateral Trust Agreement.

8.       Denominations; Transfer; Exchange

                  The Notes are in fully registered form without coupons, and only in denominations of principal amounts of U.S.$1.00 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

9.       Persons Deemed Owners

                  The registered holder of this Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for three years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.      Discharge Prior to Redemption or Maturity

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee Dollars or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

12.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the then Outstanding Notes and (b) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended or supplemented without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with
Article IV of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add Guarantees with respect to the Notes or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect.

13.      Defaults and Remedies

         The following events are "Triggering Events" under the Indenture:

                  (a) the default in the payment when due of the principal of any Notes, including the failure to make a required payment to purchase the Notes pursuant to an optional redemption or Change of Control Offer;

                  (b) the default for 45 days or more in the payment when due of interest (including any related Additional Amounts) on any Notes;

                  (c) the failure to perform or comply with covenants limiting (i) the Incurrence of Additional Indebtedness, (ii) Restricted Payments, (iii) Liens and (iv) Mergers, Consolidations, Sales and Conveyances;

                  (d) the failure to perform or comply with certain covenants limiting (i) Restricted Sales and (ii) certain equity issuances;

                  (e) the Lien created by the Collateral Trust Agreement at any time fails to constitute a valid and perfected Lien on the Collateral, except for any failure that is cured within 30 days of its occurrence;

                  (f) the failure to comply with any other covenant or agreement contained in the Indenture, the Collateral Trust Agreement or the Notes for 90 days or more after written notice to the Company from the Trustee;

                  (g) certain events of bankruptcy or insolvency with respect to the Company; and

                  (h) the failure by the Company to pay one or more final, non-appealable judgments against it, aggregating U.S.$15,000,000 (or its foreign currency equivalent) or more, which are not paid, discharged or stayed for a period of 120 days or more after such judgment or judgments become final and non-appealable.

         Upon the occurrence of a Triggering Event with respect to the Notes, a Trigger Notice may be delivered to the Company, the Trustee (if applicable) and the Collateral Trustee:

                  (a) if a Triggering Event specified in (a) or (e) above has occurred and is continuing, by any Holder or the Trustee;

                  (b) if a Triggering Event specified (b) above has occurred and is continuing, by Holders of at least 33.3% in principal amount outstanding of the Notes; provided, however, that if such Triggering Event shall have occurred and be continuing for more than 45 days, then by Holders of at least 25% in principal amount outstanding of the Notes;

                  (c) if a Triggering Event specified in (d) above has occurred and is continuing for at least 120 days, by Holders of at least a majority in principal amount outstanding of the Notes; provided, however, that if such Triggering Event shall have occurred and be continuing for more than 60 days, then by Holders of at least 25% in principal amount outstanding of the Notes; or

                  (d) if a Triggering Event, other than a Triggering Event specified in (a), (b), (d), (e) or (g) above has occurred and is continuing for at least 120 days, by Holders of at least a majority in principal amount outstanding of the Notes;

                  provided, in each case, that any Trigger Notice delivered to the Collateral Trustee by the Holders shall be accompanied by a written certificate from the Trustee stating that such Trigger Notice has been delivered pursuant to this Section 6.1.

                  If a Triggering Event other than a Triggering Event specified in (e) or (g) above has occurred and is continuing, and a Trigger Notice has been validly delivered to the Company and the Foreclosure Period has concluded, then each such Triggering Event shall constitute an Event of Default and the unpaid principal (including any capitalized interest) of, and accrued and unpaid interest (including any related Additional Amount) on, all the Notes will become immediately due and payable, without any other declaration or other act on the part of the Trustee or any Holder.

                  If a Triggering Event specified in (e) above has occurred and is continuing, and a Trigger Notice has been validly delivered to the Company, then an Event of Default shall occur and the unpaid principal (including any capitalized interest) of, and accrued and unpaid interest (including any related Additional Amount) on, all the Notes will become immediately due and payable, without any further act on the part of the Trustee or any Holder, and the Trustee and, to the extent expressly provided in the Indenture, any Holder shall be permitted to pursue Enforcement Actions.

                  If a Triggering Event specified in (g) above has occurred and is continuing, then an Event of Default shall occur (without the need for the delivery of a Trigger Notice) and the unpaid principal (including any capitalized interest) of, and accrued and unpaid interest (including any related Additional Amount) on, all the Notes will become immediately due and payable without further act on the part of the Trustee or any Holder, and the Trustee and, to the extent expressly provided in the Indenture, any Holder shall be permitted to pursue Enforcement Actions.

                  If the Notes are secured by Cash Replacement Collateral, then in all cases, if a Triggering Event has occurred and is continuing, and (except in the case of a Triggering Event specified in (g) above) a Trigger Notice has been validly delivered to the Company, then an Event of Default shall occur and the unpaid principal (including any capitalized interest) of, and accrued and unpaid interest (including any related Additional Amount) on, all the Notes will become immediately due and payable, without any further act on the part of the Trustee or any Holder and, to the extent expressly provided in the Indenture, the Trustee shall be permitted to pursue Enforcement Actions.

                  Holders of a majority of outstanding Notes may direct the time, method and place of any proceedings for any remedy available to the Trustee, subject to limitations specified in the Indenture.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest. The exercise of remedies is also subject to the limitations contained in the Collateral Trust Agreement.

14.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                  An incorporator, director, officer, employee, stockholder or member, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18. CUSIP or ISIN Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.      Governing Law

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

20. Exercise of Remedies.

                  Each of the Trustee and the Holders shall not exercise or seek to exercise any Enforcement Action or institute any action or proceeding with respect to any Enforcement Action unless and until either (a) the Foreclosure Period has been initiated and concluded or (b) certain Triggering Events specified in the Indenture have occurred and are continuing and then, in each case, only to the extent expressly provided for in Indenture or as required by the TIA; provided, however, there shall be no limitation on the ability of the Trustee and, to the extent expressly provided for in the Indenture, the Holders to pursue any Enforcement Action if Cash Replacement Collateral is substituted for Collateral in accordance with Section 4.1 of the Indenture.

                  Subject to a sale of Share Collateral (but not Cash Replacement Collateral) within the Foreclosure Period, a Holder's sole remedy in respect of the Notes shall be the distribution, as soon as practicable after the expiration of the Foreclosure Period, by the Collateral Trustee of the Share Collateral to the Holders on a pro rata basis in exchange for, and in full payment and satisfaction of all Obligations under the Notes; provided, however, that any delay in the distribution of the Share Collateral to the Holders after the expiration of the Foreclosure Period caused by an action taken by the Company or any of its Affiliates (including the Salinas Group) with the intent to impede or otherwise frustrate such distribution shall result in the Holders being able to assert a claim against the Company to the fullest extent permitted by applicable law for any damages to such Holders resulting from such delay.

21. Currency of Account; Conversion of Currency.

                  Dollars are the sole currency of account and payment for all sums payable by the Company under or in connection with the Notes or the Indenture, including damages. The Company will indemnify the Holders as provided in respect of the conversion of currency relating to the Notes and the Indenture.

22. Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

                  The Company has agreed that any suit, action or proceeding against the Company brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes may be instituted in any state or federal court in The City of New York, New York. The Company has irrevocably submitted to the non-exclusive jurisdiction of such courts for such purpose and waived, to the fullest extent permitted by law, trial by jury and any objection it may now or hereafter have to the laying of venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum. The Company has appointed Law Debenture Corporate Services as its process agent upon whom all writs, process and summonses may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes which may be instituted in any state or federal court in The City of New York, New York. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company has irrevocably waived and agreed not to plead or claim such immunity in respect of its obligations under the Indenture or the Notes.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

                  Grupo Iusacell, S.A. de C.V.
                  Montes Urales No. 460
                  Colonia Lomas de Chapultepec
                  Delegacion Miguel Hidalgo, 11000
                  Mexico, D.F.
                  Attention:  Jose Victor Ferrer Vargas

ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                  I or we assign and transfer this Note to

                        (Print or type assignee's name, address and zip code)

                       (Insert assignee's Social Security or Tax I.D. Number)

and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:____________________           Your Signature:___________________

Signature Guarantee:______________________________
                    (Signature must be guaranteed)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                      [To be attached to Global Notes only:

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                  The following increases or decreases in this Global Note have been made:



Date of     Amount of      Amount of     Principal Amount      Signature of
Exchange   decrease in     increase in    of this Global        authorized
            Principal       Principal     Note following       signatory of
          Amount of this  Amount of this  such decrease or    Trustee or Note
           Global Note      Global Note      increase            Custodian
                                                                              ]
--------  --------------  --------------  --------------     ------------------

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 3.14 of the Indenture, check the box: [ ]


                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.14 of the Indenture, state the principal amount (which must be an integral multiple of U.S.$1.00) that you want to have purchased by the Company: U.S.$

Date:  __________          Your Signature ____________________________
                           (Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:       _______________________________________
                           (Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.

                                                                      EXHIBIT B

                         RECONCILIATION AND TIE BETWEEN
                THE TRUST INDENTURE ACT OF 1939 AND THE INDENTURE

      Trust Indenture
        Act Section                                            Indenture Section

       ss.310 (a)        ......................................       7.10
              (b)        ......................................       7.10

              (c)        ...................................... Not Applicable
       ss.311 (a)        ......................................       7.11
              (b)        ......................................       7.11
              (c)        ...................................... Not Applicable

       ss.312 (a)        ......................................       2.5
              (b)        ......................................      11.3
              (c)        ......................................      11.3

       ss.313            ......................................       7.6

       ss.314 (a)        ......................................       3.5
              (b)        ......................................      10.11
              (c) (1)    ......................................      11.4 (a)
              (c) (2)    ......................................      11.4 (b)
              (c) (3)    ...................................... Not Applicable
              (d)        ......................................      10.8, 10.9
              (e)        ......................................      11.5

       ss.315 (a)        ......................................       7.1 (b)
              (b)        ......................................       7.5
              (c)        ......................................       7.1 (a)
              (d)        ......................................       7.1 (c)
              (e)        ......................................   6.11, 7.1 (f),
                                                                      7.1 (i)
       ss.316 (a)(1)(A)  ......................................       6.5
              (a)(1)(B)  ......................................       6.4
              (a)(2)     ......................................    9.2(a)(ii)
              (b)        ......................................6.6, 6.7, 9.2 (a)
              (c)        ......................................       9.5 (b)
                                                                      7.1 (i)


       ss.317 (a)(1)     ......................................       6.8
              (a)(2)     ......................................       6.9 (a)
              (b)        ......................................       2.4

       ss.318 (a)        ......................................       1.2


_________________
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.